PRUDENTIAL ALLOCATION FUND

--------------------------------------------------------------------------------

PROSPECTUS DATED SEPTEMBER 27, 1996
--------------------------------------------------------------------------------

Prudential Allocation Fund (the Fund) is an open-end, diversified, management investment company comprised of two separate portfolios -- the Balanced Portfolio and the Strategy Portfolio (the Portfolios). The investment objective of the Balanced Portfolio is to achieve a high total investment return consistent with moderate risk. The investment objective of the Strategy Portfolio is to achieve a high total investment return consistent with relatively higher risk than the Balanced Portfolio. While each Portfolio will seek to achieve its objective by investing in a diversified portfolio of money market instruments, debt obligations and equity securities (including securities convertible into equity securities), the Portfolios will differ with respect to the proportions of investments in debt and equity securities, the quality and maturity of debt securities purchased and the price volatility of equity securities purchased. It is expected that the Strategy Portfolio will offer investors a higher potential return with a correspondingly higher risk of loss than the Balanced Portfolio. There can be no assurance that the Portfolios' investment objectives will be achieved. See "How the Fund Invests -- Investment Objectives and Policies." The Fund's address is One Seaport Plaza, New York, New York 10292, and its telephone number is (800) 225-1852.

This Prospectus sets forth concisely the information about the Fund that a prospective investor should know before investing. Additional information about the Fund has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated September 27, 1996, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above.
--------------------------------------------------------------------------------
INVESTORS ARE ADVISED TO READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE
REFERENCE.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS
  The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

WHAT IS PRUDENTIAL ALLOCATION FUND?
  Prudential Allocation Fund is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified, management investment company.

WHAT ARE THE FUND'S INVESTMENT OBJECTIVES AND RISKS?
  The Fund is comprised of two separate portfolios -- the Balanced Portfolio and the Strategy Portfolio. The investment objective of the Balanced Portfolio is to achieve a high total investment return consistent with moderate risk. The investment objective of the Strategy Portfolio is to achieve a high total investment return consistent with relatively higher risk than the Balanced Portfolio. Each Portfolio will seek to achieve its objective by investing in a diversified portfolio of equity securities, debt obligations and money market instruments. There can be no assurance that the Portfolios' objectives will be achieved. See "How the Fund Invests -- Investment Objectives and Policies" at page 12.

RISK FACTORS AND SPECIAL CHARACTERISTICS
  The Balanced Portfolio may invest up to 10% of its total assets in securities rated Ba or lower by Moody's Investors Service (Moody's) or BB or lower by Standard & Poor's Ratings Group (S&P). The Strategy Portfolio, under normal conditions, will purchase debt securities of a lesser quality that will, in the aggregate, have a weighted average maturity greater than that of the Balanced Portfolio. The Strategy Portfolio may invest up to 25% of its total assets in securities rated Ba or lower by Moody's or BB or lower by S&P. Each Portfolio will also purchase equity securities of smaller, faster growing companies which are subject to greater price volatility than equity securities of major, established companies. See "How the Fund Invests -- Investment Objectives and Policies" at page 12. In addition, each Portfolio may engage in various hedging strategies, including utilizing derivatives. These activities may be considered speculative and may result in higher risks and costs to the Portfolios. See "How the Fund Invests -- Hedging and Return Enhancement Strategies -- Risks of Hedging and Return Enhancement Strategies" at page 19.

WHO MANAGES THE FUND?
  Prudential Mutual Fund Management, Inc. (PMF or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .65 of 1% of the average net assets of each Portfolio. As of August 31, 1996, PMF served as manager or administrator to 60 investment companies, including 38 mutual funds, with aggregate assets of approximately $52 billion. The Prudential Investment Corporation (PIC or the Subadviser) furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PMF. See "How the Fund is Managed -- Manager" at page 22.

WHO DISTRIBUTES THE FUND'S SHARES?
  Prudential Securities Incorporated (Prudential Securities or PSI), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Fund's Class A, Class B, Class C and Class Z shares and is paid a distribution and service fee with respect to Class A shares which is currently being charged at the annual rate of .25 of 1% of the average daily net assets of the Class A shares and is paid a distribution and service fee with respect to Class B and Class C shares at an annual rate of 1% of the average daily net assets of each of the Class B and Class C shares. Prudential Securities incurs the expense of distributing the Fund's Class Z shares under a Distribution Agreement with the Fund, none of which is reimbursed or paid for by the Fund.

  See "How the Fund is Managed -- Distributor" at page 23.

WHAT IS THE MINIMUM INVESTMENT?

  The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for Class A, Class B and Class C shares. Class Z shares are not subject to any minimum investment requirements. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide -- How to Buy Shares of the Fund" at page 29 and "Shareholder Guide -- Shareholder Services" at page 38.

HOW DO I PURCHASE SHARES?

  You may purchase shares of the Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund through its transfer agent, Prudential Mutual Fund Services, Inc. (PMFS or the Transfer Agent), at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. See "How the Fund Values its Shares" at page 25 and "Shareholder Guide -- How to Buy Shares of the Fund" at page 29.

WHAT ARE MY PURCHASE ALTERNATIVES?

  The Fund offers four classes of shares:

    - Class A Shares:  Sold with an  initial sales  charge of  up to  5% of  the offering price.

    - Class B Shares:  Sold without an initial sales charge but are subject to a contingent deferred sales charge or CDSC (declining from 5% to zero of the lower of the amount invested or the redemption proceeds) which will be imposed on certain redemptions made within six years of purchase. Although Class B shares are subject to higher ongoing distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares (which are subject to lower ongoing distribution-related expenses) approximately seven years after purchase.

    - Class C Shares:  Sold  without an initial  sales charge and,  for one year after purchase, are subject to a 1% CDSC on redemptions. Like Class B shares, Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but do not convert to another class.

    - Class Z Shares:  Sold  without  either an  initial or  contingent deferred sales charge to a limited group of investors. Class Z shares are not subject to any ongoing service or distribution-related expenses.

  See "Shareholder Guide -- Alternative Purchase Plan" at page 30.

HOW DO I SELL MY SHARES?

  You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide -- How to Sell Your Shares" at page 33.

HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?

  Each Portfolio expects to pay dividends of net investment income, if any, quarterly and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Portfolio at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 26.

                                  FUND EXPENSES
                              (FOR EACH PORTFOLIO)

                            CLASS A
                            SHARES          CLASS B SHARES           CLASS C SHARES           CLASS Z SHARES
                         -------------  -----------------------  -----------------------  -----------------------
SHAREHOLDER TRANSACTION
 EXPENSES+
  Maximum Sales Load
   Imposed on Purchases
   (as a percentage of
   offering price).....       5%                 None                     None                     None
  Maximum Sales Load or
   Deferred Sales Load
   Imposed on
   Reinvested
   Dividends...........      None                None                     None                     None
  Deferred Sales Load
   (as a percentage of
   original purchase
   price or redemption
   proceeds, whichever
   is lower)...........      None         5% during the first    1% on redemptions made            None
                                        year, decreasing by 1%     within one year of
                                         annually to 1% in the          purchase
                                         fifth and sixth years
                                          and 0% the seventh
                                                 year*
  Redemption Fees......      None                None                     None                     None
  Exchange Fee.........      None                None                     None                     None

                                                             BALANCED PORTFOLIO                      STRATEGY PORTFOLIO
                                                    -------------------------------------   -------------------------------------
ANNUAL FUND OPERATING EXPENSES                      CLASS A   CLASS B   CLASS C   CLASS Z   CLASS A   CLASS B   CLASS C   CLASS Z
   (as a percentage of average net assets)          SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                                                    -------   -------   -------   -------   -------   -------   -------   -------
  Management Fees.................................    .65%      .65%      .65%      .65%      .65%      .65%      .65%      .65%
  12b-1 Fees......................................    .25++    1.00      1.00      None       .25++    1.00      1.00      None
  Other Expenses..................................    .30       .30       .30       .30       .37       .37       .37       .37
                                                    -------   -------   -------   -------   -------   -------   -------   -------
  Total Fund Operating Expenses...................   1.20%     1.95%     1.95%      .95%     1.27%     2.02%     2.02%     1.02%
                                                    -------   -------   -------   -------   -------   -------   -------   -------
                                                    -------   -------   -------   -------   -------   -------   -------   -------

EXAMPLE (BALANCED PORTFOLIO)                                           1 YEAR       3 YEARS       5 YEARS       10 YEARS
                                                                      --------      --------      --------      --------
You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:
  Class A........................................................       $ 62          $ 86          $113          $188
  Class B........................................................       $ 70          $ 91          $115          $199
  Class C........................................................       $ 30          $ 61          $105          $227
  Class Z**......................................................       $ 10          $ 30          $ 53          $117
You would pay the following expenses on the same investment, assuming no redemption:
  Class A........................................................       $ 62          $ 86          $113          $188
  Class B........................................................       $ 20          $ 61          $105          $199
  Class C........................................................       $ 20          $ 61          $105          $227
  Class Z**......................................................       $ 10          $ 30          $ 53          $117

EXAMPLE (STRATEGY PORTFOLIO)                                                   1 YEAR     3 YEARS     5 YEARS     10 YEARS
                                                                              --------    --------    --------    --------
You would pay the following expenses on a $1,000 investment, assuming (1)
5% annual return and (2) redemption at the end of each time period:
  Class A..................................................................     $ 62        $ 88        $116        $196
  Class B..................................................................     $ 71        $ 93        $119        $206
  Class C..................................................................     $ 31        $ 63        $109        $235
  Class Z**................................................................     $ 10        $ 32        $ 56        $125
You would pay the following expenses on the same investment, assuming no redemption:
  Class A..................................................................     $ 62        $ 88        $116        $196
  Class B..................................................................     $ 21        $ 63        $109        $206
  Class C..................................................................     $ 21        $ 63        $109        $235
  Class Z**................................................................     $ 10        $ 32        $ 56        $125
The above example is based on data for the Fund's fiscal year ended July 31, 1996. THE EXAMPLES SHOULD NOT BE CONSIDERED A
REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in  each
Portfolio  of the Fund will bear, whether directly or indirectly.  For more complete descriptions of the various costs and expenses, see "How the Fund is Managed." "Other Expenses"  includes operating expenses of the Fund, such as Trustees'  and professional fees, registration fees, reports to shareholders and transfer agency and custodian fees.

---------------
   * Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide -- Conversion Feature -- Class B Shares."
  ** Estimated based on expenses expected to have been incurred if Class Z shares had been in existence throughout the fiscal year ended July 31, 1996.
   + Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of a Portfolio of the Fund rather than on a per shareholder basis. Therefore, long-term shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed -- Distributor."
  ++ Although the Class A Distribution and Service Plan provides that the Fund may pay a distribution fee of up to .30 of 1% per annum of the average daily net assets of the Class A shares of each Portfolio, the Distributor has agreed to limit its distribution fees with respect to the Class A shares of each Portfolio to no more than .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending July 31, 1997. Total Fund Operating Expenses without such limitation would be 1.25% and 1.32% of the Balanced Portfolio and Strategy Portfolio, respectively. See "How the Fund is Managed -- Distributor."

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS A SHARES)

   The following financial highlights, with respect to the five year period ended July 31, 1996, have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               BALANCED PORTFOLIO

                                                                                           CLASS A
                                                              ------------------------------------------------------------------
                                                                                                                     JANUARY 22,
                                                                                                                      1990 (A)
                                                                               YEAR ENDED JULY 31,                     THROUGH
                                                              -----------------------------------------------------   JULY 31,
                                                                1996      1995     1994     1993     1992     1991      1990
                                                              --------  --------  -------  -------  -------  ------  -----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........................  $  12.04  $  11.12  $ 11.75  $ 11.00  $ 10.73  $10.23  $ 9.83
                                                              --------  --------  -------  -------  -------  ------  -----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income.......................................       .31       .34      .33      .43      .44     .44     .26
Net realized and unrealized gain (loss) on investment
 transactions...............................................       .28      1.11     (.05)    1.16      .81     .73     .38
                                                              --------  --------  -------  -------  -------  ------  -----------
  Total from investment operations..........................       .59      1.45      .28     1.59     1.25    1.17     .64
                                                              --------  --------  -------  -------  -------  ------  -----------
LESS DISTRIBUTIONS
Dividends from net investment income........................      (.29)     (.33)    (.37)    (.37)    (.44)   (.44)  (.24)
Distributions from net realized gains on investment and
 foreign currency transactions..............................      (.49)     (.20)    (.54)    (.47)    (.54)   (.23)     --
                                                              --------  --------  -------  -------  -------  ------  -----------
  Total distributions.......................................      (.78)     (.53)    (.91)    (.84)    (.98)   (.67)  (.24)
                                                              --------  --------  -------  -------  -------  ------  -----------
Net asset value, end of period..............................  $  11.85  $  12.04  $ 11.12  $ 11.75  $ 11.00  $10.73  $10.23
                                                              --------  --------  -------  -------  -------  ------  -----------
                                                              --------  --------  -------  -------  -------  ------  -----------
TOTAL RETURN (C):...........................................      4.89%    13.67%    2.39%   15.15%   12.29%  11.99%   6.59%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............................  $262,096  $119,829  $37,512  $22,605  $10,944  $4,408  $1,944
Average net assets (000)....................................  $246,609  $ 69,754  $29,875  $15,392  $ 7,103  $2,747  $1,047
Ratios to average net assets:
  Expenses, including distribution fees.....................      1.20%     1.22%    1.23%    1.17%    1.29%   1.38%   1.29%(b)
  Expenses, excluding distribution fees.....................       .95%      .97%    1.00%     .97%    1.09%   1.18%   1.09%(b)
  Net investment income.....................................      2.53%     2.90%    2.84%    3.88%    3.97%   4.44%   5.04%(b)
Portfolio turnover rate.....................................        97%      201%     108%      83%     105%    137%    106%
Average commission rate per share...........................  $  .0569       N/A      N/A      N/A      N/A     N/A     N/A

--------------------
(a) Commencement of offering of Class A shares.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS B SHARES)

   The following financial highlights, with respect to the five year period ended July 31, 1996, have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               BALANCED PORTFOLIO

                                                                            CLASS B
                                ------------------------------------------------------------------------------------------------
                                                                                                                   SEPTEMBER 15,
                                                                                                                      1987(A)
                                                               YEAR ENDED JULY 31,                                    THROUGH
                                ---------------------------------------------------------------------------------    JULY 31,
                                  1996       1995       1994       1993      1992      1991      1990      1989       1988(B)
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period.......................  $   12.00  $   11.09  $   11.72  $  10.98  $  10.71  $  10.22  $  10.21  $   9.43  $  10.00
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
INCOME FROM INVESTMENT
 OPERATIONS
Net investment income.........        .21        .26        .24       .34       .35       .36       .45       .52       .32
Net realized and unrealized
 gain (loss) on investment
 transactions.................        .28       1.10       (.05)     1.16       .82       .73       .18       .73      (.62)
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
  Total from investment
   operations.................        .49       1.36        .19      1.50      1.17      1.09       .63      1.25      (.30)
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
LESS DISTRIBUTIONS
Dividends from net investment
 income.......................       (.20)      (.25)      (.28)     (.29)     (.36)     (.37)     (.52)     (.47)     (.25)
Distributions from net
 realized gains on investment
 and foreign currency
 transactions.................       (.49)      (.20)      (.54)     (.47)     (.54)     (.23)     (.10)       --      (.02)
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
  Total distributions.........       (.69)      (.45)      (.82)     (.76)     (.90)     (.60)     (.62)     (.47)     (.27)
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
Net asset value, end of
 period.......................  $   11.80  $   12.00  $   11.09  $  11.72  $  10.98  $  10.71  $  10.22  $  10.21  $   9.43
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
                                ---------  ---------  ---------  --------  --------  --------  --------  --------  -------------
TOTAL RETURN (D):.............       4.05%     12.79%      1.61%    14.27%    11.48%    11.13%     6.44%    13.73%    (2.95)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
 (000)........................  $ 420,465  $ 392,291  $ 445,609  $321,831  $225,995  $162,281  $154,917  $132,631  $149,472
Average net assets (000)......  $ 437,792  $ 409,419  $ 392,133  $267,340  $189,358  $149,907  $143,241  $139,009  $113,774
Ratios to average net assets:
  Expenses, including
   distribution fees..........       1.95%      1.97%      2.00%     1.97%     2.09%     2.16%     2.07%     2.09%     2.08%(c)
  Expenses, excluding
   distribution fees..........        .95%       .97%      1.00%      .97%     1.09%     1.16%     1.08%     1.08%     1.11%(c)
  Net investment income.......       1.78%      2.34%      2.08%     3.04%     3.25%     3.55%     4.42%     5.47%     4.22%(c)
Portfolio turnover rate.......         97%       201%       108%       83%      105%      137%      106%      137%      112%
Average commission rate per
 share........................  $   .0569        N/A        N/A       N/A       N/A       N/A       N/A       N/A       N/A

--------------------
(a)  Commencement of offering of Class B shares.

(b) On March 1, 1988, Prudential Mutual Fund Management, Inc. succeeded The Prudential Insurance Company of America as manager of the Fund.

(c)  Annualized.

(d) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS C SHARES)

   The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               BALANCED PORTFOLIO

                                                                     CLASS C
                                                              ---------------------
                                                                         AUGUST 1,
                                                                YEAR      1994(A)
                                                               ENDED      THROUGH
                                                              JULY 31,    JULY 31,
                                                                1996        1995
                                                              --------   ----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........................  $ 12.00    $11.12
                                                              --------   ----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income.......................................      .21       .21
Net realized and unrealized gain on investment
 transactions...............................................      .28      1.12
                                                              --------   ----------
  Total from investment operations..........................      .49      1.33
                                                              --------   ----------
LESS DISTRIBUTIONS
Dividends from net investment income........................    (.20)     (.25)
Distributions from net realized gains on investment and
 foreign currency transactions..............................    (.49)     (.20)
                                                              --------   ----------
  Total distributions.......................................    (.69)     (.45)
                                                              --------   ----------
Net asset value, end of period..............................  $ 11.80    $12.00
                                                              --------   ----------
                                                              --------   ----------
TOTAL RETURN (C):...........................................     4.05%    12.49%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............................  $ 3,525    $3,046
Average net assets (000)....................................  $ 2,444    $  920
Ratios to average net assets:
  Expenses, including distribution fees.....................     1.95%     2.04%(b)
  Expenses, excluding distribution fees.....................      .95%     1.04%(b)
  Net investment income.....................................     1.78%     2.20%(b)
Portfolio turnover rate.....................................       97%      201%
Average commission rate per share...........................  $ .0569       N/A

------------------
(a)  Commencement of offering of Class C shares.
(b)  Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

                              FINANCIAL HIGHLIGHTS
           (FOR A SHARE OUTSTANDING THROUGHOUT THE INDICATED PERIOD)
                                (CLASS Z SHARES)

   The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class Z share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               BALANCED PORTFOLIO

                                                                CLASS Z
                                                              -----------
                                                               MARCH 1,
                                                                1996(A)
                                                                THROUGH
                                                               JULY 31,
                                                                 1996
                                                              -----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........................  $ 12.16
                                                              -----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income.......................................      .13
Net realized and unrealized gain on investment
 transactions...............................................    (.28)
                                                              -----------
  Total from investment operations..........................    (.15)
                                                              -----------
LESS DISTRIBUTIONS
Dividends from net investment income........................    (.16)
Distributions from net realized gains on investment and
 foreign currency transactions..............................       --
                                                              -----------
  Total distributions.......................................    (.16)
                                                              -----------
Net asset value, end of period..............................  $ 11.85
                                                              -----------
                                                              -----------
TOTAL RETURN (B):...........................................   (1.24)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............................  $ 4,015
Average net assets (000)....................................  $ 4,217
Ratios to average net assets: (c)
  Expenses, including distribution fees.....................      .95%(d)
  Expenses, excluding distribution fees.....................      .95%(d)
  Net investment income.....................................     2.72%(d)
Portfolio turnover rate.....................................       97%
Average commission rate per share...........................  $ .0569

------------------
(a)  Commencement of offering of Class Z shares.
(b) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of the period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(c) Because of the recent commencement of its offering, the ratios for Class Z shares are not necessarily comparable to that of Class A, B and C shares and are not necessarily indicative of future ratios.
(d)  Annualized.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS A SHARES)

   The following financial highlights, with respect to the five year period ended July 31, 1996, have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class A share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               STRATEGY PORTFOLIO

                                                                                           CLASS A
                                                              ------------------------------------------------------------------
                                                                                                                     JANUARY 22,
                                                                                                                       1990(A)
                                                                               YEAR ENDED JULY 31,                     THROUGH
                                                              -----------------------------------------------------   JULY 31,
                                                                1996     1995     1994     1993     1992     1991       1990
                                                              --------  -------  -------  -------  -------  -------  -----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........................  $  12.48  $ 11.60  $ 11.82  $ 12.03  $ 11.45  $ 10.50  $10.16
                                                              --------  -------  -------  -------  -------  -------  -----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income.......................................       .27      .38      .30      .42      .35      .38     .25
Net realized and unrealized gain on investment and foreign
 currency transactions......................................       .35     1.14      .05      .70     1.02      .98     .33
                                                              --------  -------  -------  -------  -------  -------  -----------
  Total from investment operations..........................       .62     1.52      .35     1.12     1.37     1.36     .58
                                                              --------  -------  -------  -------  -------  -------  -----------
LESS DISTRIBUTIONS
Dividends from net investment income........................      (.25)    (.30)    (.22)    (.37)    (.37)    (.35)  (.24)
Dividends in excess of net investment income................        --       --     (.01)      --       --       --      --
Distributions from net realized gains on investment and
 foreign currency transactions..............................      (.81)    (.34)    (.34)    (.96)    (.42)    (.06)     --
                                                              --------  -------  -------  -------  -------  -------  -----------
  Total distributions.......................................     (1.06)    (.64)    (.57)   (1.33)    (.79)    (.41)  (.24)
                                                              --------  -------  -------  -------  -------  -------  -----------
Net asset value, end of period..............................  $  12.04  $ 12.48  $ 11.60  $ 11.82  $ 12.03  $ 11.45  $10.50
                                                              --------  -------  -------  -------  -------  -------  -----------
                                                              --------  -------  -------  -------  -------  -------  -----------
TOTAL RETURN(C):............................................      4.84%   13.95%    2.88%   10.02%   12.36%   13.42%   5.83%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............................  $100,211  $87,081  $32,485  $28,641  $20,378  $10,765  $5,073
Average net assets (000)....................................  $ 97,601  $57,020  $30,634  $24,216  $15,705  $ 6,694  $2,928
Ratios to average net assets:
  Expenses, including distribution fees.....................      1.27%    1.33%    1.26%    1.21%    1.26%    1.33%   1.51%(b)
  Expenses, excluding distribution fees.....................      1.02%    1.08%    1.03%    1.01%    1.06%    1.13%   1.26%(b)
  Net investment income.....................................      2.06%    3.34%    2.52%    3.61%    3.05%    3.89%   4.58%(b)
Portfolio turnover rate.....................................       147%     180%      96%     145%     241%     189%    159%
Average commission rate per share...........................  $  .0552      N/A      N/A      N/A      N/A      N/A     N/A

------------------
(a) Commencement of offering of Class A shares.
(b) Annualized.
(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS B SHARES)

   The following financial highlights, with respect to the five year period ended July 31, 1996, have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class B share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               STRATEGY PORTFOLIO

                                                                             CLASS B
                                -------------------------------------------------------------------------------------------------
                                                                                                                    SEPTEMBER 15,
                                                                                                                      1987 (A)
                                                               YEAR ENDED JULY 31,                                     THROUGH
                                ---------------------------------------------------------------------------------     JULY 31,
                                  1996      1995      1994      1993      1992      1991      1990       1989         1988 (B)
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
PER SHARE OPERATING
 PERFORMANCE:
Net asset value, beginning of
 period.......................  $  12.41  $  11.54  $  11.79  $  12.01  $  11.43  $  10.49  $  10.85  $  9.52        $ 10.00
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
INCOME FROM INVESTMENT
 OPERATIONS
Net investment income.........       .17       .20       .21       .34       .26       .30       .37      .42(e)         .23(e)
Net realized and unrealized
 gain on investment and
 foreign currency
 transactions.................       .35      1.22       .05       .70      1.02       .97       .03     1.30          (.53)
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
  Total from investment
   operations.................       .52      1.42       .26      1.04      1.28      1.27       .40     1.72          (.30)
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
LESS DISTRIBUTIONS
Dividends from net investment
 income.......................      (.16)     (.21)     (.16)     (.30)     (.28)     (.27)     (.40)    (.39)         (.18)
Dividends in excess of net
 investment income............        --        --      (.01)       --        --        --        --       --             --
Distributions paid to
 shareholders from net
 realized gains on investment
 and foreign currency
 transactions.................      (.81)     (.34)     (.34)     (.96)     (.42)     (.06)     (.36)      --             --
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
  Total distributions.........      (.97)     (.55)     (.51)    (1.26)     (.70)     (.33)     (.76)    (.39)         (.18)
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
Net asset value, end of
 period.......................  $  11.96  $  12.41  $  11.54  $  11.79  $  12.01  $  11.43  $  10.49  $ 10.85        $  9.52
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
                                --------  --------  --------  --------  --------  --------  --------  -----------   -------------
TOTAL RETURN (D):.............      4.03%    13.05%     2.11%     9.21%    11.53%    12.49%     3.59%   18.53%         (2.92)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
 (000)........................  $233,040  $278,714  $351,140  $357,287  $314,771  $219,983  $176,078  $62,651        $55,671
Average net assets (000)......  $265,387  $307,439  $362,579  $339,225  $267,525  $190,913  $127,360  $57,326        $44,717
Ratios to average net assets:
  Expenses, including
   distribution fees..........      2.02%     2.08%     2.03%     2.01%     2.06%     2.11%     2.10%    2.33%(e)       2.40%(c)/(e)
  Expenses, excluding
   distribution fees..........      1.02%     1.08%     1.03%     1.01%     1.06%     1.11%     1.14%    1.34%(e)       1.43%(c)/(e)
  Net investment income.......      1.31%     1.77%     1.77%     2.79%     2.27%     2.95%     3.61%    4.26%(e)       3.13%(c)/(e)
Portfolio turnover rate.......       147%      180%       96%      145%      241%      189%      159%     132%            93%
Average commission rate per
 share........................  $  .0552       N/A       N/A       N/A       N/A       N/A       N/A      N/A            N/A

--------------------
(a)  Commencement of offering of Class B shares.

(b) On March 1, 1988, Prudential Mutual Fund Management, Inc. succeeded The Prudential Insurance Company of America as manager of the Fund.

(c)  Annualized.

(d) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

(e)  Net of expense subsidy or reimbursement.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)
                                (CLASS C SHARES)

   The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The financial highlights contain selected data for a Class C share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                               STRATEGY PORTFOLIO

                                                                    CLASS C
                                                              --------------------
                                                                        AUGUST 1,
                                                                YEAR     1994 (A)
                                                               ENDED     THROUGH
                                                              JULY 31,   JULY 31,
                                                                1996       1995
                                                              --------  ----------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period........................  $  12.41   $11.57
                                                              --------  ----------
INCOME FROM INVESTMENT OPERATIONS
Net investment income.......................................       .17      .25
Net realized and unrealized gain on investment and foreign
 currency transactions......................................       .35     1.14
                                                              --------  ----------
  Total from investment operations..........................       .52     1.39
                                                              --------  ----------
LESS DISTRIBUTIONS
Dividends from net investment income........................     (.16)    (.21)
Dividends in excess of net investment income................        --       --
Distributions paid to shareholders from net realized gains
 on investment and foreign currency transactions............     (.81)    (.34)
                                                              --------  ----------
  Total distributions.......................................     (.97)    (.55)
                                                              --------  ----------
Net asset value, end of period..............................  $  11.96   $12.41
                                                              --------  ----------
                                                              --------  ----------
TOTAL RETURN (C):...........................................      4.03%   12.75%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000).............................  $    729   $  289
Average net assets (000)....................................  $    467   $  170
Ratios to average net assets:
  Expenses, including distribution fees.....................      2.02%    2.10%(b)
  Expenses, excluding distribution fees.....................      1.02%    1.10%(b)
  Net investment income.....................................      1.31%    2.27%(b)
Portfolio turnover rate.....................................       147%     180%
Average commission rate per share...........................  $  .0552      N/A

--------------------
(a)  Commencement of offering of Class C shares.

(b)  Annualized.

(c) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.

                              HOW THE FUND INVESTS

INVESTMENT OBJECTIVES AND POLICIES

  THE FUND IS COMPRISED OF TWO SEPARATE DIVERSIFIED PORTFOLIOS -- THE BALANCED PORTFOLIO AND THE STRATEGY PORTFOLIO -- EACH OF WHICH IS, IN EFFECT, A SEPARATE FUND ISSUING ITS OWN SHARES. THE INVESTMENT OBJECTIVE OF THE BALANCED PORTFOLIO IS TO ACHIEVE A HIGH TOTAL INVESTMENT RETURN CONSISTENT WITH MODERATE RISK. THE INVESTMENT OBJECTIVE OF THE STRATEGY PORTFOLIO IS TO ACHIEVE A HIGH TOTAL INVESTMENT RETURN CONSISTENT WITH RELATIVELY HIGHER RISK THAN THE BALANCED PORTFOLIO. THERE CAN BE NO ASSURANCE THAT SUCH OBJECTIVES WILL BE ACHIEVED. See "Investment Objectives and Policies" in the Statement of Additional Information.

  EACH PORTFOLIO'S INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY AND, THEREFORE, MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE PORTFOLIO'S OUTSTANDING VOTING SECURITIES AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). POLICIES OF A PORTFOLIO THAT ARE NOT FUNDAMENTAL MAY BE MODIFIED BY THE TRUSTEES.

  EACH PORTFOLIO PURSUES ITS OBJECTIVE THROUGH THE INVESTMENT POLICIES DESCRIBED BELOW. WHILE EACH PORTFOLIO WILL SEEK TO ACHIEVE ITS OBJECTIVE BY INVESTING IN A DIVERSIFIED PORTFOLIO OF EQUITY SECURITIES (INCLUDING SECURITIES CONVERTIBLE INTO EQUITY SECURITIES), DEBT OBLIGATIONS AND MONEY MARKET INSTRUMENTS, THE PORTFOLIOS WILL DIFFER WITH RESPECT TO THE DEGREE OF RISK INVOLVED. THE BALANCED PORTFOLIO WILL BE SUBJECT TO MODERATE RISK, IN THE OPINION OF THE FUND'S INVESTMENT ADVISER, AND THE STRATEGY PORTFOLIO WILL BE SUBJECT TO RELATIVELY HIGHER RISK. These differences in risks will be evidenced in the proportions of investments in debt and equity securities, the quality and maturity of debt securities purchased and the price volatility and the type of issuer of equity securities. The following table summarizes the differences in the types of investments in which each Portfolio may invest under normal circumstances in seeking to achieve its objective:

                              BALANCED                       STRATEGY
DEBT SECURITIES               PORTFOLIO                      PORTFOLIO
------------------  -----------------------------  -----------------------------
Quality             Investment grade debt          Investment grade debt
                    securities AND up to 10% of    securities AND up to 25% of
                    its assets in debt securities  its assets in debt securities
                    rated below investment grade   rated below investment grade
Percent of          At least 25% of its assets in  No specific limitation
 Portfolio's        fixed-income senior
 assets             securities
Average duration    Less than 10 years; weighted   More than 10 years; weighted
                    average maturity will exceed   average maturity will exceed
                    the average duration           the average duration

EQUITY SECURITIES
------------------
Type of issuer      Common stock and common stock  Common stock and common stock
                    equivalents of major,          equivalents of major,
                    established companies AND      established companies AND a
                    smaller, faster growing        greater proportion of its
                    companies                      assets in smaller, faster
                                                   growing companies

Lower-rated debt securities, as well as debt securities with longer maturities or with a longer duration, typically provide a higher return and are subject to a greater degree of risk of loss and price volatility than higher-rated securities and securities with shorter maturities or a shorter duration. Equity securities of smaller companies are generally subject to a greater degree of risk and price volatility than those of major companies. Finally, it is anticipated that the money market instruments held by the Balanced Portfolio will be substantially of the same quality and have generally the same maturities as those held by the Strategy Portfolio. A more complete description of the Portfolios' investment policies is set forth below.

  The Fund's investment adviser determines the allocation of assets among the different investment vehicles available (asset mix) to each Portfolio on a regular basis (at least monthly). The determination of asset mix will result in decisions with respect to: (1) the proportion of investments among the various financial instruments available (money market instruments, bonds and other indebtedness and equity securities, including convertible securities); (2) the distribution of debt securities among short, intermediate and long-term maturities; and (3) the distribution of equity and convertible securities between those of major, established companies and those of smaller, faster growing companies, the prices of which are typically more volatile. The determination of asset mix for each Portfolio is based on technical, qualitative and fundamental analyses and forecasts made by the investment adviser, prevailing interest rates and general economic factors. In addition, the investment adviser considers the relative risk objectives of the Portfolios in making asset mix determinations.

  BALANCED PORTFOLIO

  THE BALANCED PORTFOLIO WILL INVEST IN A DIVERSIFIED PORTFOLIO COMPRISED GENERALLY OF EQUITY SECURITIES, DEBT OBLIGATIONS AND MONEY MARKET INSTRUMENTS. The specific asset mix of the Portfolio will be determined by the Fund's investment adviser. Under normal circumstances, the Portfolio will maintain at least 25% of the value of its assets in fixed-income securities. Although there is no other limitation on the percentage of assets invested in the various investment categories (money market instruments, debt obligations and equity securities), it is anticipated that the Balanced Portfolio will generally have a smaller percentage of its assets invested in equity securities and a larger percentage invested in money market instruments than the Strategy Portfolio. In addition, the average duration of the debt securities purchased by the Balanced Portfolio will generally be shorter than that of the debt securities purchased by the Strategy Portfolio. (Duration is a measure of the price sensitivity of a debt instrument to interest rate changes; it incorporates a bond's yield, coupon interest payments, final maturity, call and put features and prepayment exposure into one measure.) The weighted average maturity of the debt securities purchased by the Balanced Portfolio will generally be shorter than that of the Strategy Portfolio and a greater proportion of the equity securities held by the Balanced Portfolio will be those of larger, more mature companies, which are subject to less price volatility, than those held by the Strategy Portfolio. Based upon its asset mix, the Balanced Portfolio is expected to be subject to a relatively lower risk of loss (and offer a correspondingly lower potential return) than the Strategy Portfolio.

  MONEY MARKET INSTRUMENTS. The Balanced Portfolio may invest in the following money market instruments generally maturing in one year or less:

    1. U.S. Treasury bills and other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

    2. Obligations (including certificates of deposit, bankers' acceptances and time deposits) of commercial banks, savings banks and savings and loan associations having, at the time of acquisition by the Portfolio of such obligations, total assets of not less than $1 billion or its equivalent. The Portfolio may invest in obligations of domestic banks, foreign banks, and branches and offices thereof. The term "certificates of deposit" includes both Eurodollar certificates of deposit, for which there is generally a market, and Eurodollar time deposits, for which there is generally not a market. "Eurodollars" are dollars deposited in banks outside the United States.

    3. Commercial paper, variable amount demand master notes, bills, notes and other obligations issued by a U.S. company, a foreign company or a foreign government, its agencies, instrumentalities or political subdivisions, maturing in one year or less, denominated in U.S. dollars, and, at the date of investment, rated at least A or A-2 by Standard & Poor's Ratings Group (S&P) or A or Prime-2 by Moody's Investors Service (Moody's), or, if not rated, issued by an entity having an outstanding unsecured debt issue rated at least A or A-2 by S&P, or A or Prime-2 by Moody's. If such obligations are guaranteed or supported by a letter of credit issued by a bank, the bank (including a foreign bank) must meet the requirements set forth in paragraph (2) above. If such obligations are guaranteed or insured by an insurance company or other non-bank entity, the insurance company or other non-bank entity must represent a credit of high quality, as determined by the Fund's investment adviser under the supervision of the Fund's Trustees.

  DEBT OBLIGATIONS. IN ADDITION TO MONEY MARKET INSTRUMENTS DESCRIBED ABOVE, THE BALANCED PORTFOLIO MAY INVEST IN LONGER-TERM DEBT SECURITIES. It is anticipated that the average duration of the debt securities held by the Portfolio will not exceed 10 years. Duration is a measure of the expected life of a fixed-income security on a present value basis. Duration takes the length of time intervals between the present time and the time that the interest and principal payments are scheduled or, in the case of a mortgage-backed, asset-backed or callable bond, EXPECTED to be received, and weights them by the present values of the cash to be received at each future point in time. For any fixed-income security with interest payments occurring prior to the payment of principal, duration is ordinarily less than maturity. In general, all other things being equal, the lower the stated or coupon rate of interest of a fixed-income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed-income security, the shorter the duration of the security. There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. In these and other similar situations, the investment adviser will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure. The computation of duration is based on estimated rather than known factors. Thus, there can be no assurance that the average duration will at all times be achieved by the Portfolio.

  Debt securities acquired by the Portfolio will generally be rated at the time of purchase within the four highest categories determined by S&P, Moody's or a similar nationally recognized rating service, or, if not rated, be of comparable quality in the opinion of the investment adviser. However, the Portfolio may invest up to 10% of its total assets in securities rated at the time of purchase BB or Ba or lower by S&P or Moody's, respectively (or a similar nationally recognized rating service), or, if not rated, of comparable quality in the opinion of the investment adviser, all of which are commonly known as "junk bonds." The Portfolio will not invest more than 35% of its net assets in "junk bonds." See "Investment Policies Applicable to All Portfolios -- Risks of Investing in High Yield Securities" below.

  THE PORTFOLIO MAY ALSO INVEST IN OBLIGATIONS OF THE U.S. GOVERNMENT AND ITS AGENCIES AND INSTRUMENTALITIES. These securities include U.S. Treasury obligations (including bills, notes and bonds) and securities issued or guaranteed by U.S. Government agencies (such as the Export-Import Bank of the United States, Federal Housing Administration and Government National Mortgage Association) or by U.S. Government instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank). Except for U.S. Treasury securities, these obligations, even those that are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.

  THE PORTFOLIO MAY INVEST IN MORTGAGE-BACKED SECURITIES INCLUDING THOSE REPRESENTING AN UNDIVIDED OWNERSHIP INTEREST IN A POOL OF MORTGAGES, E.G., GNMA, FNMA AND FHLMC CERTIFICATES. The mortgages backing these securities include conventional thirty-year fixed rate mortgages, fifteen-year fixed rate mortgages, graduated payment mortgages and adjustable rate mortgages. The U.S. Government or the issuing agency guarantees the payment of interest and principal of these securities; however, the guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do the guarantees extend to the yield or value of the Portfolio's shares. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life or realized yield of a particular issue of pass-through certificates. Mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying mortgage obligations. While the timing of prepayments of graduated payment mortgages differs somewhat from that of conventional mortgages, the prepayment experience of graduated payment mortgages is basically the same as that of the conventional mortgages of the same maturity dates over the life of the pool. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When the mortgage obligations are prepaid, the Portfolio reinvests the prepaid amounts in securities the yields of which reflect interest rates prevailing at the time. Therefore, the Portfolio's ability to maintain a portfolio containing high-yielding mortgage-backed securities will be adversely affected to the extent that prepayments of mortgages must be reinvested in securities which have lower yields than the prepaid mortgages. Moreover, prepayments of mortgages which underlie securities purchased at a premium could result in capital losses.

  THE PORTFOLIO MAY ALSO INVEST IN ASSET-BACKED SECURITIES. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, have been securitized in pass-through structures similar to the mortgage pass-through structures or in a pay-through structure similar to the collateralized mortgage structure. The Portfolio may invest in these and other types of asset-backed securities that may be developed in the future. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the related collateral. Credit card receivables are generally unsecured and debtors are entitled to the protection of a number of state and federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, the security interests in the underlying automobiles are often not transferred when the pool is created, with the resulting possibility that the collateral could be resold. In general, these types of loans are of shorter average life than mortgage loans and are less likely to have substantial prepayments.

  EQUITY SECURITIES. THE EQUITY SECURITIES IN WHICH THE BALANCED PORTFOLIO WILL PRIMARILY INVEST ARE COMMON STOCKS OF MAJOR, ESTABLISHED CORPORATIONS WHICH, IN THE OPINION OF THE INVESTMENT ADVISER, HAVE PROSPECTS OF PRICE APPRECIATION GREATER THAN THAT OF THE S&P 500 STOCK INDEX. The Portfolio may also invest in preferred stocks or debt securities that either have warrants attached or are otherwise convertible into such common stocks. See "Investment Policies Applicable to All Portfolios -- Convertible Securities." In addition, the Portfolio may invest in common stocks and common stock equivalents of smaller, faster growing companies, although to a lesser extent than the Strategy Portfolio.

  OTHER.   The Balanced  Portfolio may also  make other kinds  of investments as described under "Investment Policies Applicable to All Portfolios" below.

  STRATEGY PORTFOLIO

  THE STRATEGY PORTFOLIO WILL INVEST IN A DIVERSIFIED PORTFOLIO OF EQUITY SECURITIES, DEBT OBLIGATIONS AND MONEY MARKET INSTRUMENTS. The specific asset mix of the Portfolio will be determined by the Fund's investment adviser. Although there is no limitation on the percentage of assets invested in the various investment categories (money market instruments, debt obligations and equity securities), it is anticipated that the Strategy Portfolio will generally have a greater percentage of its assets invested in long-term bonds and equity securities than the Balanced Portfolio. In addition, under normal conditions the debt securities purchased by the Strategy Portfolio will be of lesser quality and will, in the aggregate, have an average duration that is higher than that of the Balanced Portfolio and a greater proportion of the equity securities will be of smaller, faster growing companies and subject to greater price volatility than those of the Balanced Portfolio. The Strategy Portfolio is expected to be subject to a relatively higher risk of loss (and offer a correspondingly higher potential return) than the Balanced Portfolio.

  MONEY MARKET INSTRUMENTS. The Strategy Portfolio may invest in the same money market instruments permitted for the Balanced Portfolio.

  DEBT OBLIGATIONS.  IN  ADDITION TO MONEY  MARKET INSTRUMENTS DESCRIBED  ABOVE,
THE STRATEGY PORTFOLIO MAY INVEST IN LONG-TERM DEBT SECURITIES. It is anticipated that the average duration of the debt securities held by the Portfolio in the aggregate will normally be greater than 10 years. See "Balanced Portfolio -- Debt Obligations" above. Such securities will generally be rated at the time of purchase within the four highest categories determined by S&P, Moody's or a similar nationally recognized rating service, or, if not rated, will be of comparable quality in the opinion of the investment adviser. However, the Portfolio may invest up to 25% of its total assets in securities rated at the time of purchase BB or Ba or lower by S&P or Moody's, respectively

(or a similar nationally recognized rating service), or, if not rated, of comparable quality in the opinion of the investment adviser, all of which are commonly known as "junk bonds." The Portfolio will not invest more than 35% of its net assets in "junk bonds." See "Investment Policies Applicable to All Portfolios -- Risks of Investing in High Yield Securities" below.

  THE PORTFOLIO MAY INVEST IN OBLIGATIONS OF THE U.S. GOVERNMENT AND ITS AGENCIES AND INSTRUMENTALITIES AND IN ASSET-BACKED SECURITIES. See "Balanced Portfolio -- Debt Obligations" above.

  EQUITY SECURITIES. LIKE THE BALANCED PORTFOLIO, THE STRATEGY PORTFOLIO MAY INVEST IN COMMON STOCKS OF MAJOR, ESTABLISHED CORPORATIONS WHICH, IN THE OPINION OF THE INVESTMENT ADVISER, HAVE PROSPECTS OF PRICE APPRECIATION GREATER THAN THAT OF THE S&P 500 STOCK INDEX. THE STRATEGY PORTFOLIO MAY ALSO INVEST A GREATER PROPORTION OF ITS ASSETS IN COMMON STOCKS OF SMALLER, FASTER GROWING COMPANIES. These equity securities will typically have more volatile market values and thus may be subject to a greater risk of decline in market value than the equity securities of major, established corporations.

  The Portfolio may invest in preferred stocks or debt securities that either have warrants attached or are otherwise convertible into such common stocks.

  OTHER.   The Strategy  Portfolio may also  make other kinds  of investments as described under "Investment Policies Applicable to All Portfolios" below.

  INVESTMENT POLICIES APPLICABLE TO ALL PORTFOLIOS

  GENERAL. IN PURSUIT OF ITS INVESTMENT OBJECTIVE, EACH PORTFOLIO MAY (I) INVEST IN CONVERTIBLE SECURITIES, (II) PURCHASE AND WRITE (I.E., SELL) OPTIONS ON EQUITY SECURITIES AND STOCK INDICES FOR HEDGING PURPOSES AND TO REALIZE INCOME, (III) PURCHASE AND SELL FINANCIAL AND STOCK INDEX FUTURES CONTRACTS AND PURCHASE AND WRITE (I.E., SELL) OPTIONS THEREON FOR HEDGING PURPOSES OR, WITH RESPECT TO WRITING OPTIONS ON FUTURES CONTRACTS, TO REALIZE A GREATER RETURN,
(IV) PURCHASE SECURITIES ON A WHEN-ISSUED OR DELAYED DELIVERY BASIS, (V) MAKE SHORT SALES AGAINST-THE-BOX, (VI) INVEST IN FOREIGN SECURITIES AND (VII) ENTER INTO REPURCHASE AGREEMENTS.

  CONVERTIBLE SECURITIES. EACH PORTFOLIO MAY INVEST IN PREFERRED STOCKS OR DEBT SECURITIES THAT EITHER HAVE WARRANTS ATTACHED OR ARE OTHERWISE CONVERTIBLE INTO COMMON STOCKS. A convertible security is typically a corporate bond (or preferred stock) that may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are generally senior to common stocks in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed income stream (generally higher in yield than the income derivable from a common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in capital appreciation dependent upon a market price advance in the convertible security's underlying common stock. Convertible securities also include preferred stock which is technically an equity security.

  In general, the market value of a convertible security is at least the higher of its "investment value" (I.E., its value as a fixed-income security) or its "conversion value" (I.E., its value upon conversion into its underlying common stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

    FOREIGN SECURITIES. EACH PORTFOLIO MAY INVEST UP TO 30% OF ITS TOTAL ASSETS IN FOREIGN MONEY MARKET INSTRUMENTS AND DEBT AND EQUITY SECURITIES. For purposes of this limitation, American Depositary Receipts, Yankee bonds (I.E., U.S.

dollar denominated bonds issued by foreign companies in the United States) and global bonds which are U.S. dollar denominated are not deemed to be foreign securities. In many instances, foreign securities may provide higher yields but may be subject to greater fluctuations in price than securities of domestic issuers which have similar maturities or quality.

  INVESTING IN SECURITIES OF FOREIGN COMPANIES AND COUNTRIES INVOLVES CERTAIN CONSIDERATIONS AND RISKS WHICH ARE NOT TYPICALLY ASSOCIATED WITH INVESTING IN U.S. GOVERNMENT SECURITIES AND SECURITIES OF DOMESTIC COMPANIES. There may be less publicly available information about a foreign issuer than a domestic one, and foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. There may also be less government supervision and regulation of foreign securities exchanges, brokers and listed companies than exists in the United States. Interest and dividends paid by foreign issuers may be subject to withholding and other foreign taxes, which may decrease the net return on such investments as compared to dividends and interest paid to the Portfolio by domestic companies or the U.S. Government. There may be the possibility of expropriations, seizure or nationalization of foreign deposits, confiscatory taxation, political, economic or social instability or diplomatic developments which could affect assets of the Portfolio held in foreign countries. Finally, the establishment of exchange controls or other foreign governmental laws or restrictions could adversely affect the payment of obligations.

  To the extent a Portfolio's currency exchange transactions do not fully protect the Portfolio against adverse changes in currency exchange rates, decreases in the value of currencies of the foreign countries in which the Portfolio will invest relative to the U.S. dollar will result in a corresponding decrease in the U.S. dollar value of the Portfolio's assets denominated in those currencies (and possibly a corresponding increase in the amount of securities required to be liquidated to meet distribution requirements). Conversely, increases in the value of currencies of the foreign countries in which a Portfolio invests relative to the U.S. dollar will result in a corresponding increase in the U.S. dollar value of the Portfolio's assets (and possibly a corresponding decrease in the amount of securities to be liquidated).

  There may be less publicly available information about foreign companies and governments compared to reports and ratings published about U.S. companies. Foreign securities markets have substantially less volume than the New York Stock Exchange and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies. Brokerage commissions and other transaction costs on foreign securities exchanges are generally higher than in the United States.

  RISKS OF INVESTING IN HIGH YIELD SECURITIES

  Securities rated Baa by Moody's, although considered to be investment grade, lack outstanding investment characteristics and in fact have speculative characteristics as well. Securities rated BB or Ba or lower by S&P or Moody's, respectively, are generally considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. The prices of debt securities vary inversely with interest rates. In addition, lower-rated debt obligations typically provide a higher yield than higher-rated obligations of similar maturity. However, lower-rated obligations are also subject to a greater degree of risk with respect to the ability of the issuer to meet the principal and interest payments on the obligations and may also be subject to greater price volatility due to the market's perceptions of the creditworthiness of the issuer. A description of security ratings is contained in Appendix A.

  FIXED-INCOME SECURITIES ARE SUBJECT TO THE RISK OF AN ISSUER'S INABILITY TO MEET PRINCIPAL AND INTEREST PAYMENTS ON THE OBLIGATIONS (CREDIT RISK) AND MAY ALSO BE SUBJECT TO PRICE VOLATILITY DUE TO SUCH FACTORS AS INTEREST RATE SENSITIVITY AND THE MARKET PERCEPTION OF THE CREDITWORTHINESS OF THE ISSUER (MARKET RISK). Lower-rated or unrated (I.E., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. The investment adviser considers both credit risk and market risk in making investment decisions for the Portfolios. See "Investment Objectives and Policies -- Risk Factors Relating to High Yield Securities" in the Statement of Additional Information.

HEDGING AND RETURN ENHANCEMENT STRATEGIES

  EACH PORTFOLIO MAY ENGAGE IN VARIOUS PORTFOLIO STRATEGIES, INCLUDING UTILIZING DERIVATIVES, TO REDUCE CERTAIN RISKS OF ITS INVESTMENTS AND TO ATTEMPT TO ENHANCE RETURN. THESE STRATEGIES CURRENTLY INCLUDE THE USE OF OPTIONS, FORWARD CURRENCY EXCHANGE CONTRACTS AND FUTURES CONTRACTS AND OPTIONS THEREON. Each Portfolio's ability to use these strategies may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these strategies will succeed. See "Investment Objectives and Policies" in the Statement of Additional Information. New financial products and risk management techniques continue to be developed, and each Portfolio may use these new investments and techniques to the extent consistent with its investment objective and policies.

  OPTIONS TRANSACTIONS

  EACH PORTFOLIO MAY PURCHASE AND WRITE (I.E., SELL) PUT AND CALL OPTIONS ON SECURITIES AND CURRENCIES THAT ARE TRADED ON SECURITIES EXCHANGES OR IN THE OVER-THE-COUNTER MARKET TO ENHANCE RETURN OR TO HEDGE THEIR PORTFOLIOS. These options will be on equity securities, financial indices (E.G., S&P 500) and foreign currencies. Each Portfolio may write covered put and call options to generate additional income through the receipt of premiums, purchase put options in an effort to protect the value of a security that it owns against a decline in market value and purchase call options in an effort to protect against an increase in the price of securities it intends to purchase. Each Portfolio may also purchase put and call options to offset previously written put and call options of the same series. See "Investment Objectives and Policies -- Risks of Transactions in Options" in the Statement of Additional Information.

  A CALL OPTION GIVES THE PURCHASER, IN EXCHANGE FOR A PREMIUM PAID, THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO PURCHASE THE SECURITIES SUBJECT TO THE OPTION AT A SPECIFIED PRICE (THE EXERCISE PRICE OR STRIKE PRICE). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When a Portfolio writes a call option, the Portfolio gives up the potential for gain on the underlying securities in excess of the exercise price of the option during the period that the option is open.

  A PUT OPTION GIVES THE PURCHASER, IN RETURN FOR A PREMIUM, THE RIGHT, FOR A SPECIFIED PERIOD OF TIME, TO SELL THE SECURITIES SUBJECT TO THE OPTION TO THE WRITER OF THE PUT AT THE SPECIFIED EXERCISE PRICE. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities underlying the option at the exercise price. A Portfolio might, therefore, be obligated to purchase the underlying securities for more than their current market price.

  EACH PORTFOLIO WILL WRITE ONLY "COVERED" OPTIONS. An option is covered if, so long as the Portfolio is obligated under the option, it owns an offsetting
position  in  the  underlying  security  or  maintains  cash,  U.S.   Government
securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, with a value sufficient to cover its obligations. See "Investment Objectives and Policies -- Options on Stock Indices" in the Statement of Additional Information.

  THERE IS NO LIMITATION ON THE AMOUNT OF CALL OPTIONS THE PORTFOLIOS MAY WRITE. The Fund has undertaken with certain state securities commissions that, so long as shares of the Fund are registered in those states, neither Portfolio will purchase (i) put options on stocks not held by the Portfolio, (ii) put options on indices or (iii) call options on stock or stock indices if, after any such purchase, the total premiums paid for such options would exceed 10% of the Portfolio's total assets; provided, however, that the Portfolio may purchase put options on stocks held by the Portfolio if after such purchase the aggregate premiums paid for such options do not exceed 20% of the Portfolio's total net assets. In addition, the aggregate value of the securities that are the subject of the put options will not exceed 50% of the Portfolio's net assets.

  FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

  EACH PORTFOLIO MAY ENTER INTO FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS TO PROTECT THE VALUE OF ITS PORTFOLIO AGAINST FUTURE CHANGES IN THE LEVEL OF CURRENCY EXCHANGE RATES. Each Portfolio may enter into such contracts on a spot, I.E., cash, basis at the rate then prevailing in the currency exchange market or on a forward basis, by entering into a forward contract to purchase or sell currency. A forward contract on foreign currency is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days agreed upon by the parties from the date of the contract at a price set on the date of the contract.

  EACH PORTFOLIO'S DEALINGS IN FORWARD CONTRACTS WILL BE LIMITED TO HEDGING INVOLVING EITHER SPECIFIC TRANSACTIONS OR PORTFOLIO POSITIONS. Transaction hedging is the purchase or sale of a forward contract with respect to specific receivables or payables of the Portfolio generally arising in connection with the purchase or sale of its portfolio securities and accruals of interest or dividends receivable and Portfolio expenses. Position hedging is the sale of a foreign currency with respect to portfolio security positions denominated or quoted in that currency or in a currency bearing a substantial correlation to the value of that currency (cross hedge). Although there are no limits on the number of forward contracts which a Portfolio may enter into, a Portfolio may not position hedge with respect to a particular currency for an amount greater than the aggregate market value (determined at the time of making any sale of forward currency) of the securities held in its portfolio denominated or quoted in, or currently convertible into, such currency.

  FUTURES CONTRACTS AND OPTIONS THEREON

  EACH PORTFOLIO MAY PURCHASE AND SELL FINANCIAL FUTURES CONTRACTS AND OPTIONS THEREON WHICH ARE TRADED ON A COMMODITIES EXCHANGE OR BOARD OF TRADE FOR CERTAIN HEDGING, RISK MANAGEMENT PURPOSES AND TO ATTEMPT TO ENHANCE RETURN IN ACCORDANCE WITH REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION. These futures contracts and options thereon will be on interest-bearing securities, financial indices and interest rate indices. A financial futures contract is an agreement to purchase or sell an agreed amount of securities at a set price for delivery in the future.

  A PORTFOLIO MAY NOT PURCHASE OR SELL FUTURES CONTRACTS AND OPTIONS THEREON FOR RETURN ENHANCEMENT OR RISK MANAGEMENT PURPOSES IF, IMMEDIATELY THEREAFTER, THE SUM OF THE AMOUNT OF INITIAL MARGIN DEPOSITS ON THE PORTFOLIO'S FUTURES POSITIONS AND PREMIUMS PAID FOR OPTIONS THEREON WOULD EXCEED 5% OF THE LIQUIDATION VALUE OF THE PORTFOLIO'S TOTAL ASSETS. ALTHOUGH THERE ARE NO OTHER LIMITS APPLICABLE TO FUTURES CONTRACTS AND OPTIONS THEREON, THE VALUE OF ALL FUTURES CONTRACTS AND OPTIONS THEREON SOLD WILL NOT EXCEED THE TOTAL MARKET VALUE OF THE PORTFOLIO.

  A PORTFOLIO'S SUCCESSFUL USE OF FUTURES CONTRACTS AND OPTIONS THEREON DEPENDS UPON THE INVESTMENT ADVISER'S ABILITY TO PREDICT THE DIRECTION OF THE MARKET AND INTEREST RATES AND REQUIRES SKILLS AND TECHNIQUES DIFFERENT FROM THOSE USED IN SELECTING PORTFOLIO SECURITIES. The correlation between movements in the price of a futures contract and movements in the price of the securities being hedged is imperfect, and there is a risk that the value of the securities being hedged may increase or decrease at a greater rate than the related futures contracts, resulting in losses to the Portfolio. Certain futures exchanges or boards of trade have established daily limits on the amount that the price of futures contracts or options thereon may vary, either up or down, from the previous day's settlement price. These daily limits may restrict each Portfolio's ability to purchase or sell certain futures contracts or options thereon on any particular day.

  EACH PORTFOLIO'S ABILITY TO ENTER INTO FUTURES CONTRACTS AND OPTIONS THEREON IS LIMITED BY THE REQUIREMENTS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE INTERNAL REVENUE CODE), FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY. See "Taxes" in the Statement of Additional Information.

  RISKS OF HEDGING AND RETURN ENHANCEMENT STRATEGIES

  PARTICIPATION IN THE OPTIONS OR FUTURES MARKETS AND IN CURRENCY EXCHANGE TRANSACTIONS INVOLVES INVESTMENT RISKS AND TRANSACTION COSTS TO WHICH A PORTFOLIO WOULD NOT BE SUBJECT ABSENT THE USE OF THESE STRATEGIES. If the investment adviser's prediction of movements in the direction of the securities, foreign currency and interest rate markets are inaccurate, the adverse consequences to the Portfolio may leave the Portfolio in a worse position than if such strategies were not used. Risks inherent in the use of options, foreign currency and futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates, securities prices and currency markets; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that the skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; (5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for a Portfolio to sell a portfolio security at a disadvantageous time, due to the need for a Portfolio to maintain "cover" or to segregate securities in connection with hedging transactions. See "Taxes" and "Investment Objectives and Policies" in the Statement of Additional Information.

OTHER INVESTMENTS AND POLICIES

  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

  Each Portfolio may purchase or sell securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Portfolio at the time of entering into the transaction. The Fund's Custodian will maintain, in a segregated account of the Fund, cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, having a value equal to or greater than the Fund's purchase commitments. The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities, the value may be more or less than the purchase price and an increase in the percentage of the Portfolio's assets committed to the purchase of securities on a when-issued or delayed delivery basis may increase the volatility of the Portfolio's net asset value.

  SHORT SALES AGAINST-THE-BOX

  The Portfolios may make short sales of securities or maintain a short position, provided that at all times when a short position is open, the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable for, with or without payment of any further consideration, such securities; provided that if further consideration is required in connection with the conversion or exchange, cash, U.S. Government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, in an amount equal to such consideration must be put in a segregated account, for an equal amount of the securities of the same issuer as the securities sold short (a short sale against-the-box). Not more than 25% of a Portfolio's net assets (determined at the time of the short sale) may be subject to such sales. Short sales will be made primarily to defer realization of gain or loss for federal income tax purposes.

  INTEREST RATE SWAPS

  Each Portfolio may enter into interest rate swap transactions with respect to up to 5% of its total assets. Interest rate swaps are used to hedge the value of existing portfolio assets or assets a Portfolio intends to acquire. Interest rate swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (E.G., an exchange of floating-rate payments for fixed-rate payments). Each Portfolio enters into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios use interest rate swaps for hedging purposes and not as a speculative investment.

  The use of interest rate swaps is a highly speculative activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the investment adviser were incorrect in its forecast of market values, interest rates and other applicable factors, the investment performance of a Portfolio would diminish compared to what it would have been if this investment technique were never used. Interest rate swaps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, a Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. Since interest rate swaps are individually negotiated, each Portfolio expects to achieve an acceptable degree of correlation between its rights to receive interest on its portfolio securities and its rights and obligations to receive and pay interest pursuant to interest rate swaps.

  REPURCHASE AGREEMENTS

  Each Portfolio may on occasion enter into repurchase agreements whereby the seller of a security agrees to repurchase that security from the Portfolio at a mutually agreed-upon time and price. The repurchase date is usually quite short, possibly overnight or a few days, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Portfolio's money is invested in the repurchase agreement. Each Portfolio's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of the instruments declines, the Portfolio will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Portfolio may incur a loss. The Fund participates in a joint repurchase account with other investment companies managed by Prudential Mutual Fund Management, Inc. pursuant to an order of the Securities and Exchange Commission (SEC).

  BORROWING

  Each Portfolio  may  borrow  up to  20%  of  the value  of  its  total  assets
(calculated when the loan is made) for temporary, extraordinary or emergency purposes or for the clearance of transactions. A Portfolio may pledge up to 20% of its total assets to secure these borrowings. Neither Portfolio will purchase portfolio securities if its borrowings exceed 5% of its net assets.

  ILLIQUID SECURITIES

  Each Portfolio may hold up to 10% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable in securities markets either within or outside of the United States. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Trustees. A Portfolio's investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing Rule 144A securities. Each Portfolio intends to comply with any applicable state blue sky laws restricting the Portfolio's investments in illiquid securities. See "Investment Restrictions" in the Statement of Additional Information. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.

  PORTFOLIO TURNOVER

  The portfolio turnover rate for each Portfolio is not expected to exceed 200%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of each Portfolio's securities, excluding securities having a maturity at the date of purchase of one year or less. High portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Portfolio. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information. In addition, high portfolio turnover may result in increased short-term capital gains which, when distributed to shareholders, are treated as ordinary income. See "Taxes, Dividends and Distributions."

INVESTMENT RESTRICTIONS

  Each Portfolio is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies may not be changed without the approval of the holders of a majority of the Portfolio's outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

                             HOW THE FUND IS MANAGED
  THE FUND HAS TRUSTEES WHO, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUND'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDE UPON MATTERS OF GENERAL POLICY. THE FUND'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUND. THE FUND'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.

  For the fiscal year ended July 31, 1996, total expenses as a percentage of average net assets were 1.20%, 1.95%, 1.95% and 0.95% (annualized) of the Class A, Class B, Class C and Class Z shares, respectively, of the Balanced Portfolio and were 1.27%, 2.02% and 2.02% of the Class A, Class B and Class C shares, respectively, of the Strategy Portfolio. See "Financial Highlights." No Class Z shares of the Strategy Portfolio were outstanding during this period.

MANAGER

  PRUDENTIAL MUTUAL FUND MANAGEMENT, INC. (PMF OR THE MANAGER), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS THE MANAGER OF THE FUND AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF .65 OF 1% OF THE AVERAGE DAILY NET ASSETS OF EACH PORTFOLIO. It was incorporated in May 1987 under the laws of the State of Delaware. For the fiscal year ended July 31, 1996, the Fund paid management fees to PMF of .65% of average net assets of both the Strategy Portfolio and the Balanced Portfolio. See "Manager" in the Statement of Additional Information.

  As of August 31, 1996, PMF served as the manager to 37 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies with aggregate assets of approximately $52 billion.

  UNDER THE MANAGEMENT AGREEMENT WITH THE FUND, PMF MANAGES THE INVESTMENT OPERATIONS OF THE FUND AND ALSO ADMINISTERS THE FUND'S BUSINESS AFFAIRS. See "Manager" in the Statement of Additional Information.

  UNDER A SUBADVISORY AGREEMENT BETWEEN PMF AND THE PRUDENTIAL INVESTMENT CORPORATION (PIC OR THE SUBADVISER), PIC FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUND AND IS REIMBURSED BY PMF FOR ITS REASONABLE COSTS AND EXPENSES INCURRED IN PROVIDING SUCH SERVICES. Under the Management Agreement, PMF continues to have responsibility for all investment advisory services and supervises PIC's performance of such services.

  The Balanced Portfolio is managed by Gregory Goldberg, a Managing Director of Prudential Mutual Fund Investment Management (PMFIM), a unit of PIC. The Strategy Portfolio is managed by PIC using a team of portfolio managers under the supervision of Mr. Goldberg. Mr. Goldberg has had responsibility for the day-to-day management of the Portfolios since January 1995. Mr. Goldberg was previously employed by Daiwa International Capital Management (January 1988-December 1993) as a portfolio manager for institutional clients. Mr. Goldberg joined PIC on January 11, 1994 and is also the portfolio manager of Prudential Multi-Sector Fund, Inc. With respect to the bond portions of the Portfolios, Mr. Goldberg is assisted by Barbara Kenworthy, a Managing Director and senior portfolio manager of PMFIM. Ms. Kenworthy also serves as the portfolio manager of Prudential Diversified Bond Fund, Inc., Prudential Government Income Fund, Inc. and Prudential Mortgage Income Fund, Inc. and has 20 years of investment management experience in both U.S. and foreign securities and investment grade and high yield quality bonds.

  In making equity investments, Mr. Goldberg generally focuses on stocks with a potential for capital appreciation. He utilizes a "bottom-up" approach, selecting stocks that, in his opinion, have strong fundamentals regardless of industry performance. He evaluates a company's earnings and balance sheet to find companies that, in his view, are leaders in their fields and have strong growth potential. With respect to fixed-income securities, Ms. Kenworthy generally focuses on issues with a potential for total return, selecting securities that, in her opinion, compare favorably in terms of price and yield relative to maturity.

  THE FUND'S SUBADVISER HAS ENTERED INTO A CONSULTING ARRANGEMENT WITH GREG A. SMITH WITH RESPECT TO THE STRATEGY PORTFOLIO, PURSUANT TO WHICH MR. SMITH MAKES RECOMMENDATIONS TO PIC WITH RESPECT TO THE ALLOCATION OF ASSETS. Mr. Smith is a consultant to Prudential Securities Incorporated, an affiliate of both the Subadviser and the Fund, and the President of Greg A. Smith Asset Management Corporation, a registered investment adviser. Mr. Smith is a consultant to PIC with respect to the allocation of assets for Prudential Multi-Sector Fund, Inc. Mr. Smith is recognized in the financial community as a leading asset allocation strategist. Since 1983, he has been named by INSTITUTIONAL INVESTOR magazine as a member of its All-America Research Team.

  PMF and PIC are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.

DISTRIBUTOR

  PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES OR PSI), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE CLASS A, CLASS B, CLASS C AND CLASS Z SHARES OF THE FUND. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.

  UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN, THE CLASS B PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUND UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AGREEMENT (THE DISTRIBUTION AGREEMENT), PRUDENTIAL SECURITIES (THE DISTRIBUTOR) INCURS THE
EXPENSES OF DISTRIBUTING THE FUND'S CLASS A, CLASS B AND CLASS C SHARES. Prudential Securities also incurs the expenses of distributing the Fund's Class Z shares under the Distribution Agreement, none of which is reimbursed by or paid for by the Fund. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses. The State of Texas requires that shares of the Fund may be sold in that state only by dealers or other financial institutions which are registered there as broker-dealers.

  Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

  UNDER THE CLASS A PLAN, THE FUND MAY PAY PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES OF EACH PORTFOLIO. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. Prudential Securities has agreed to limit its distribution-related fees payable under the Class A Plan to .25 of 1% of the average daily net assets of the Class A shares for the fiscal year ending July 31, 1997.

  UNDER THE CLASS B AND CLASS C PLANS, EACH PORTFOLIO PAYS PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS B AND CLASS C SHARES AT AN ANNUAL RATE OF UP TO 1% OF THE AVERAGE DAILY NET ASSETS OF EACH OF THE CLASS B AND CLASS C SHARES OF THE PORTFOLIO. The Class B and Class C Plans provide for the payment to Prudential Securities of (i) an asset-based sales charge of .75 of 1% of the average daily net assets of each of the Class B and Class C shares and (ii) a service fee of .25 of 1% of the average daily net assets of each of the Class B and Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. Prudential Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide -- How to Sell Your Shares -- Contingent Deferred Sales Charges."

  For the fiscal year ended July 31, 1996, the Fund paid distribution expenses of .25%, 1.00% and 1.00% of the average daily net assets of the Class A, Class B and Class C shares of each Portfolio, respectively. The Fund records all payments made under the Plans as expenses in the calculation of net investment income. See "Distributor" in the Statement of Additional Information.

  Distribution expenses attributable to the sale of Class A, Class B or Class C shares of each Portfolio will be allocated to each class based upon the ratio of sales of each class to the sales of all shares of the Portfolio other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Trustees), vote annually to continue the Plan. Each Plan may be terminated with respect to a Portfolio at any time by vote of a majority of the Rule 12b-1 Trustees or of a majority of the outstanding shares of the applicable class of the Portfolio. The Portfolios will not be obligated to pay distribution and service fees incurred under any Plan if it is terminated or not continued.

  In addition to distribution and service fees paid by each Portfolio of the Fund under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Portfolios (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.

  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (the NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

  On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the NASD to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSI's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial measures to address the violations.

  Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers of the partnership interests. PSI has agreed to provide additional funds, if necessary, for the purpose of the settlement fund. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

  In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three-year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the complaint. If, on the other hand, during the course of the three-year period, PSI violates the terms of the agreement, the U.S. Attorney can elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.

  For   more  detailed   information  concerning  the   foregoing  matters,  see
"Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by calling 1-800-225-1852.

  The Fund is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Fund's assets which are held by State Street Bank and Trust Company, an independent custodian, are separate and distinct from PSI.

PORTFOLIO TRANSACTIONS

  Prudential Securities may also act as a broker or futures commission merchant for the Fund, provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street  Bank  and  Trust  Company, One  Heritage  Drive,  North  Quincy,
Massachusetts, 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

  Prudential Mutual Fund Services, Inc. (PMFS), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and, in those capacities, maintains certain books and records for the Fund. PMFS is a wholly-owned subsidiary of PMF. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.

                         HOW THE FUND VALUES ITS SHARES
  EACH PORTFOLIO'S NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. THE TRUSTEES HAVE FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE NET ASSET VALUE OF EACH PORTFOLIO TO BE AS OF 4:15 P.M., NEW YORK TIME.

  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Trustees. See "Net Asset Value" in the Statement of Additional Information.

  Each Portfolio will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Portfolio or days on which changes in the value of the portfolio securities do not materially affect the NAV. The New York Stock Exchange is closed on the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different net asset values and dividends. The NAV of Class B and Class C shares will generally be lower than the NAV of Class A shares as a result of the larger distribution-related fee to which Class B and Class C shares are subject. The NAV of Class Z shares will generallly be higher than the NAV of the other three classes because Class Z shares are not subject to any distribution and/or service fees. It is expected, however, that the NAV of the four classes will tend to converge immediately after the recording of dividends, if any, which will differ by approximately the amount of the distribution and/or service fee expense accrual differential among the classes.

                       HOW THE FUND CALCULATES PERFORMANCE
  FROM TIME TO TIME EACH PORTFOLIO OF THE FUND MAY ADVERTISE ITS TOTAL RETURN (INCLUDING "AVERAGE ANNUAL" TOTAL RETURN AND "AGGREGATE" TOTAL RETURN) AND YIELD IN ADVERTISEMENTS OR SALES LITERATURE. TOTAL RETURN AND YIELD ARE

CALCULATED SEPARATELY FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "total return" shows how much an investment in the Portfolio would have increased (decreased) over a specified period of time (I.E., one, five or ten years or since inception of the Portfolio) assuming that all distributions and dividends by the Portfolio were reinvested on the reinvestment dates during the period and less all recurring fees. The "aggregate" total return reflects actual performance over a stated period of time. "Average annual" total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. "Average annual" total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither "average annual" total return nor "aggregate" total return takes into account any federal or state income taxes which may be payable upon redemption. The "yield" refers to the income generated by an investment in a Portfolio over a one-month or 30-day period. This income is then "annualized;" that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. Each Portfolio of the Fund also may include comparative performance information in advertising or marketing its shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information is contained in the Fund's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide -- Shareholder Services -- Reports to Shareholders."

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

TAXATION OF THE FUND

  EACH PORTFOLIO HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, EACH PORTFOLIO WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON ITS NET INVESTMENT INCOME AND CAPITAL GAINS, IF ANY, THAT IT DISTRIBUTES TO ITS SHAREHOLDERS. See "Taxes" in the Statement of Additional Information.

  Under the Internal Revenue Code, special rules apply to the treatment of certain options and futures contracts (Section 1256 contracts). At the end of each year, such investments held by a Portfolio will be required to be "marked to market" for federal income tax purposes; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss. See "Taxes" in the Statement of Additional Information.

  Each Portfolio may, from time to time, invest in Passive Foreign Investment Companies (PFICs). PFICs are foreign corporations which derive a majority of their income from passive sources. For tax purposes, a Portfolio's investments in PFICs may subject the Portfolio to federal income taxes on certain income and gains realized by the Portfolio. Certain gains or losses from fluctuations in foreign currency exchange rates (Section 988 gains or losses) will affect the amount of ordinary income a Portfolio will be able to pay as dividends. See "Taxes" in the Statement of Additional Information.

TAXATION OF SHAREHOLDERS

  Any dividends out of net investment income, together with distributions of net short-term gains (I.E., the excess of net short-term capital gains over net long-term capital losses) distributed to shareholders will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (I.E., the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders will be taxable as long-term capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income. The maximum long-term capital gains rate for individual shareholders is 28%.

  Both regular and capital gains dividends are taxable to shareholders in the year in which received, whether they are received in cash or in additional shares. In addition, certain dividends declared by a Portfolio will be treated as received by shareholders on December 31 of the year the dividends are declared. This rule applies to dividends declared by a Portfolio in October, November or December of a calendar year, payable to shareholders of record on a date in any such month, if such dividends are paid during January of the following calendar year.

  Dividends received by corporate shareholders are eligible for a dividends received deduction of 70% to the extent a Portfolio's income is derived from qualified dividends received by the Portfolio from domestic corporations. Dividends attributable to foreign dividends, interest income, capital gain net income, gain or loss from Section 1256 contracts and income from some other sources will not be eligible for the corporate dividends received deduction. See "Taxes" in the Statement of Additional Information. Corporate shareholders should consult their tax advisers regarding other requirements applicable to the dividends received deduction.

  Any gain or loss realized upon a sale or redemption of Fund shares by a shareholder who is not a dealer in securities will generally be treated as long-term capital gain or loss if the shares have been held more than one year and otherwise as short-term capital gain or loss. Any such loss with respect to shares that are held for six months or less, however, will be treated as long-term capital loss to the extent of any capital gain distributions received by the shareholder.

  The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of any class of the Fund's shares for any other class of its shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.

  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

WITHHOLDING TAXES

  Under the Internal Revenue Code, the Fund is required to withhold and remit to the U.S. Treasury 31% of dividends, capital gain income and redemption proceeds on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholder's status under the federal income tax law. Withholding at this rate is also required from dividends and capital gains distributions (but not redemption proceeds) payable to shareholders who are otherwise subject to backup withholding. Dividends of net investment income and short-term capital gains paid to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).

DIVIDENDS AND DISTRIBUTIONS

  THE FUND EXPECTS TO PAY DIVIDENDS OF NET INVESTMENT INCOME, IF ANY, QUARTERLY AND MAKE DISTRIBUTIONS AT LEAST ANNUALLY OF ANY CAPITAL GAINS IN EXCESS OF CAPITAL LOSSES. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class will bear its own distribution charges, generally resulting in lower dividends for Class B and Class C shares in relation to Class A and Class Z shares and lower dividends for Class A shares in relation to Class Z shares. Distributions of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Fund Values its Shares."

  DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL FUND SHARES BASED ON THE NAV OF EACH CLASS ON THE RECORD DATE, OR SUCH OTHER DATE AS THE TRUSTEES MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE RECORD DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services, Inc., Attention: Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash. The Fund will notify each shareholder after the close of the Fund's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis.

  WHEN THE FUND GOES "EX-DIVIDEND," THE NAV OF EACH CLASS IS REDUCED BY THE AMOUNT OF THE DIVIDEND OR DISTRIBUTION ALLOCABLE TO EACH CLASS. IF YOU BUY SHARES JUST PRIOR TO THE EX-DIVIDEND DATE (WHICH GENERALLY OCCURS THREE BUSINESS DAYS PRIOR TO THE RECORD DATE), THE PRICE YOU PAY WILL INCLUDE THE DIVIDEND OR DISTRIBUTION AND A PORTION OF YOUR INVESTMENT WILL BE RETURNED TO YOU AS A TAXABLE DIVIDEND OR DISTRIBUTION. YOU SHOULD, THEREFORE, CONSIDER THE TIMING OF DIVIDENDS AND DISTRIBUTIONS WHEN MAKING YOUR PURCHASES.

                               GENERAL INFORMATION

DESCRIPTION OF SHARES

  THE FUND IS AN OPEN-END, MANAGEMENT INVESTMENT COMPANY WHICH WAS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS ON FEBRUARY 23, 1987 AS AN UNINCORPORATED BUSINESS TRUST, A FORM OF ORGANIZATION THAT IS COMMONLY KNOWN AS A MASSACHUSETTS BUSINESS TRUST. THE FUND WAS FORMERLY KNOWN AS PRUDENTIAL FLEXIFUND, THE BALANCED PORTFOLIO WAS FORMERLY KNOWN AS THE CONSERVATIVELY MANAGED PORTFOLIO AND THE STRATEGY PORTFOLIO WAS FORMERLY KNOWN AS THE AGGRESSIVELY MANAGED PORTFOLIO. THE FUND IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF SHARES OF SEPARATE SERIES OR PORTFOLIOS, DIVIDED INTO FOUR CLASSES, DESIGNATED CLASS A, CLASS B, CLASS C AND CLASS Z SHARES. Each class of shares represents an interest in the same assets of the Portfolio and is identical in all respects except that
(i) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares which are not subject to any sales charges and distribution and/or service fees), which may affect performance,
(ii) each class has exclusive voting rights or any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (iii) each class has a different exchange privilege, (iv) only Class B shares have a conversion feature and (v) Class Z shares are offered exclusively for sale to a limited group of investors. See "How the Fund is Managed -- Distributor." In accordance with the Fund's Declaration of Trust, the Trustees may authorize the creation of additional series of shares and classes of shares within such series, with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine. The Balanced Portfolio is currently offering Class A, Class B, Class C and Class Z shares. The Strategy Portfolio is currently offering Class A, Class B and Class C shares, and expects to begin offering Class Z shares on or about October 21, 1996.

  Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances as described under "Shareholder Guide -- How to Sell Your Shares." Each share of each class is equal as to earnings, assets and voting privileges, except as noted above, and each class of shares (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of each Portfolio of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/ or service fees. The Fund's shares do not have cumulative voting rights for the election of Trustees.

  THE FUND DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS UNLESS OTHERWISE REQUIRED BY LAW. THE FUND WILL NOT BE REQUIRED TO HOLD MEETINGS OF SHAREHOLDERS UNLESS, FOR EXAMPLE, THE ELECTION OF TRUSTEES IS REQUIRED TO BE ACTED ON BY SHAREHOLDERS UNDER THE INVESTMENT COMPANY ACT. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE FUND'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE TRUSTEES OR TO TRANSACT ANY OTHER BUSINESS.

  The Declaration of Trust and the By-Laws of the Fund are designed to make the Fund similar in certain respects to a Massachusetts business corporation. The principal distinction between a Massachusetts business corporation and a Massachusetts business trust relates to shareholder liability. Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the Fund, which is not the case with a corporation. The Declaration of Trust of the Fund provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written obligation, contract, instrument or undertaking made by the Fund shall contain a provision to the effect that the shareholders are not individually bound thereunder.

ADDITIONAL INFORMATION

  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

                                SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND

  YOU MAY PURCHASE SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, PRUSEC OR DIRECTLY FROM THE FUND, THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES, INC. (PMFS OR THE TRANSFER AGENT), ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. PARTICIPANTS IN PROGRAMS SPONSORED BY PRUDENTIAL RETIREMENT SERVICES SHOULD CONTACT THEIR CLIENT REPRESENTATIVE FOR MORE INFORMATION ABOUT CLASS Z SHARES. The purchase price is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities plus a sales charge which, at your option, may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). Class Z shares are offered to a limited group of investors at net asset value without any sales charge. See "Alternative Purchase Plan" below. See also "How the Fund Values its Shares."

  The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares, except that the minimum initial investment for Class C shares may be waived from time to time. The minimum subsequent investment is $100 for Class A, Class B and Class C shares. Class Z shares are not subject to any minimum investment requirements. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the
Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

  Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a share certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive share certificates.

  The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares" below.

  Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

  Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

  PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must first telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company (State Street), Boston, Massachusetts, Custody and Shareholder Services Division,
Attention: Prudential Allocation Fund, specifying on the wire the account number assigned by PMFS and your name and identifying the sales charge alternative (Class A, Class B, Class C or Class Z shares) and the name of the Portfolio.

  If you arrange for receipt by State Street of Federal Funds prior to the calculation of NAV (4:15 P.M., New York time), on a business day, you may purchase shares of the Fund as of that day. See "Net Asset Value" in the Statement of Additional Information.

  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Allocation Fund, the name of the Portfolio, Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

  THE FUND OFFERS FOUR CLASSES OF SHARES (CLASS A, CLASS B, CLASS C AND CLASS Z SHARES) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES GIVEN THE AMOUNT OF THE PURCHASE, THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (ALTERNATIVE PURCHASE PLAN).

                                                      ANNUAL 12B-1 FEES
                                                     (AS A % OF AVERAGE
                                                            DAILY
                        SALES CHARGE                     NET ASSETS)                  OTHER INFORMATION
           --------------------------------------  -----------------------  --------------------------------------
CLASS A    Maximum initial sales charge of 5% of   .30 of 1% (Currently     Initial sales charge waived or reduced
           the public offering price               being charged at a rate  for certain purchases
                                                   of .25 of 1%)
CLASS B    Maximum contingent deferred sales       1%                       Shares convert to Class A shares
           charge or CDSC of 5% of the lesser of                            approximately seven years after
           the amount invested or the redemption                            purchase
           proceeds; declines to zero after six
           years
CLASS C    Maximum CDSC of 1% of the lesser of     1%                       Shares do not convert to another class
           the amount invested or the redemption
           proceeds on redemptions made within
           one year of purchase
CLASS Z    None                                    None                     Sold to a limited group of investors

  The four classes of shares represent an interest in the same portfolio of investments of a Portfolio and have the same rights, except that (i) each class (with the exception of Class Z shares, which are not subject to any distribution or service fees) bears the separate expenses of its Rule 12b-1 distribution and service plan, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and (iii) only Class B shares have a conversion feature. The four classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee (if any) of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A and Class Z shares.

  Financial advisers and other sales agents who sell shares of the Portfolios will receive different compensation for selling Class A, Class B, Class C and Class Z shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C or Class Z shares.

  IN  SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER THINGS,
(1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge,

(4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) the fact that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature -- Class B Shares" below).

  The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Portfolios:

  If you intend to hold your investment in a Portfolio for less than 7 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 5% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

  If you intend to hold your investment for 7 years or more and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

  If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

  If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 6 years in the case of Class B shares and Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

  ALL PURCHASES OF $1 MILLION OR MORE, EITHER AS PART OF A SINGLE INVESTMENT OR UNDER RIGHTS OF ACCUMULATION OR LETTERS OF INTENT, MUST BE FOR CLASS A SHARES UNLESS THE PURCHASER IS ELIGIBLE TO PURCHASE CLASS Z SHARES. See "Reduction and Waiver of Initial Sales Charges" and "Class Z Shares" below.

  CLASS A SHARES

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                            SALES CHARGE AS    SALES CHARGE AS    DEALER CONCESSION
                             PERCENTAGE OF      PERCENTAGE OF     AS PERCENTAGE OF
   AMOUNT OF PURCHASE       OFFERING PRICE     AMOUNT INVESTED     OFFERING PRICE
-------------------------  -----------------  -----------------  -------------------
Less than $25,000                  5.00%              5.26%               4.75%
$25,000 to $49,999                 4.50               4.71                4.25
$50,000 to $99,999                 4.00               4.17                3.75
$100,000 to $249,999               3.25               3.36                3.00
$250,000 to $499,999               2.50               2.56                2.40
$500,000 to $999,999               2.00               2.04                1.90
$1,000,000 and above             None               None                None

  The Distributor may reallow the entire initial sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.

  In connection with the sale of Class A shares at NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisers and other persons which distribute shares a finders' fee based on a percentage of the net asset value of shares sold by such persons.

  REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares -- Reduction and Waiver of Initial Sales Charges -- Class A Shares" in the Statement of Additional Information.

  BENEFIT PLANS. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code (collectively, Benefit Plans), provided that the Benefit Plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 250 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by PSI or its subsidiaries (PSI or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.

  PRUARRAY AND SMARTPATH PLANS. Class A shares may be purchased at NAV by certain savings, retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code, including pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code that participate in Prudential's PruArray or SmartPath Programs (benefit plan recordkeeping services) (hereafter referred to as a PruArray or SmartPath Plan); provided that the plan has at least $1 million in existing assets or 250 eligible employees or participants. The term "existing assets" for this purpose includes stock issued by a PruArray or SmartPath Plan sponsor and shares of non-money market
Prudential Mutual Funds and shares of certain unaffiliated non-money market mutual funds that participate in the PruArray or SmartPath Programs (Participating Funds). "Existing assets" also include shares of money market funds acquired by exchange from a Participating Fund.

  SPECIAL RULES  APPLICABLE  TO RETIREMENT  PLANS.    After a  Benefit  Plan  or
PruArray or SmartPath Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

  OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers and current and former Directors/Trustees of the Prudential Mutual Fund (including the Fund), (b) employees of Prudential Securities and PMF and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (d) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer and (e) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, or within one year in the case of Benefit Plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end fund sponsored by the financial adviser's previous employer (other than a money market fund or other no-load fund which imposes a distribution or service fee of
 .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares -- Reduction and Waiver of Initial Sales Charges -- Class A Shares" in the Statement of Additional Information.

  CLASS B AND CLASS C SHARES

  The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares -- Contingent Deferred Sales Charges." The Distributor will pay sales commissions of up to 4% of the purchase price of Class B shares to dealers, financial advisers and other persons who sell Class B shares at the time of sale from its own resources. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee. See "Distributor." In connection with the sale of Class C shares, the Distributor will pay dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price at the time of the sale.

  CLASS Z SHARES

  Class Z shares of the Fund are available for purchase by the following categories of investors:

  (i)  pension, profit-sharing or  other employee benefit  plans qualified under
Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Section 457 and 403(b)(7) of the Internal Revenue Code and non-qualified plans for which the Fund is an available option (collectively, Benefit Plans), provided such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets; (ii) participants in any fee-based program sponsored by Prudential Securities or its affiliates which includes mutual funds as investment options and for which the Fund is an available option; and (iii) investors who are, or have executed a letter of intent to become, shareholders of any series of The Prudential Institutional Fund
(Institutional Fund) on or before one or more series of Institutional Fund reorganize or who on that date have investments in certain products for which Institutional Fund provides exchangeability. After a Benefit Plan qualifies to purchase Class Z shares, all subsequent purchases will be for Class Z shares.

  In connection with the sale of Class Z shares, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee based on a percentage of the net asset value of shares sold by such persons.

HOW TO SELL YOUR SHARES

  YOU CAN REDEEM YOUR SHARES AT ANY TIME FOR CASH AT THE NAV NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. SEE "HOW THE FUND VALUES ITS SHARES." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable contingent deferred sales charge, as described below. See "Contingent Deferred Sales Charges" below.

  IF YOU HOLD SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER. IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION REQUEST TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services, Inc., Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer

Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices.

  PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST, EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

  PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR OFFICIAL BANK CHECK.

  REDEMPTION IN KIND. If the Trustees determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from a Portfolio, in lieu of cash, in conformity with applicable rules of the SEC. Securities will be readily marketable and will be valued in the same manner as a regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder.

  INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Trustees may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No contingent deferred sales charge will be imposed on any such involuntary redemption.

  90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will be on a PRO RATA basis.) You must notify the Fund's Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege will generally not affect the federal tax treatment of any gain realized upon redemption. However, if the redemption was made within a 30 day period of the repurchase and if the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, may not be allowed for federal income tax purposes.

  CONTINGENT DEFERRED SALES CHARGES

  Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any
contingent   deferred  sales  charge  will  be  paid  to  and  retained  by  the
Distributor. See "How the Fund is Managed -- Distributor" and "Waiver of the Contingent Deferred Sales Charges -- Class B Shares" below.

  The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares."

  The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                                  CONTINGENT DEFERRED SALES CHARGE
                                                     AS A PERCENTAGE OF DOLLARS
YEAR SINCE PURCHASE                                           INVESTED
PAYMENT MADE                                           OR REDEMPTION PROCEEDS
------------------------------------------------  ---------------------------------
  First.........................................                   5.0%
  Second........................................                   4.0%
  Third.........................................                   3.0%
  Fourth........................................                   2.0%
  Fifth.........................................                   1.0%
  Sixth.........................................                   1.0%
  Seventh.......................................                None

  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of Fund shares made during the preceding six years (five years for Class B shares purchased prior to January 22, 1990); then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

  For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

  WAIVER OF THE CONTINGENT DEFERRED SALES CHARGES -- CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

  The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. These distributions include (i) in the case of a tax-deferred retirement plan, a lump-sum or other distribution after retirement; (ii) in the case of an IRA or Section 403(b) custodial account, a lump-sum or other distribution after attaining age 59 1/2; and (iii) a tax-free return of an excess contribution or plan distributions following the death or disability of the shareholder, provided that the shares were purchased prior to death or disability. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from service (I.E., following voluntary or involuntary termination of employment or following retirement). Under no circumstances will the CDSC be waived on redemptions resulting from the termination of a tax-deferred retirement plan, unless such redemptions otherwise qualify for a waiver as described above. In the case of Direct Account and PSI or Subsidiary Prototype Benefit Plans, the CDSC will be waived on redemptions which represent borrowings from such plans. Shares purchased with amounts used to repay a loan from such plans on which a CDSC was not previously deducted will thereafter be subject to a CDSC without regard to the time such amounts were previously invested. In the case of a 401(k) plan, the CDSC will also be waived upon the redemption of shares purchased with amounts used to repay loans made from the account to the participant and from which a CDSC was previously deducted.

  In addition, the CDSC will be waived on redemptions of shares held by a Trustee of the Fund.

  You must notify the Fund's Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares -- Waiver of the Contingent Deferred Sales Charge -- Class B Shares" in the Statement of Additional Information.

  A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares -- Quantity Discount -- Class B Shares Purchased Prior to August 1, 1994" in the Statement of Additional Information.

CONVERSION FEATURE -- CLASS B SHARES

  Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge. The first conversion of Class B shares occurred in February 1995, when the conversion feature was first implemented.

  Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

  For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (I.E., $1,000 divided by $2,100 (47.62%), multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

  Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."

  For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

  The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Code and (ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Portfolios will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

HOW TO EXCHANGE YOUR SHARES

  AS A SHAREHOLDER OF THE FUND, YOU HAVE AN EXCHANGE PRIVILEGE WITH THE OTHER PORTFOLIO OF THE FUND AND CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS (THE EXCHANGE PRIVILEGE), INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS. CLASS A, CLASS B, CLASS C AND CLASS Z SHARES MAY BE EXCHANGED FOR CLASS A, CLASS B, CLASS C AND CLASS Z SHARES, RESPECTIVELY, OF ANOTHER PORTFOLIO OR ANOTHER FUND ON THE BASIS OF THE RELATIVE NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature -- Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account -- Exchange Privilege" in the Statement of Additional Information.

  IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE TELEPHONE EXCHANGES ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUND NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. (THE FUND OR ITS AGENTS COULD BE SUBJECT TO LIABILITY IF THEY FAIL TO EMPLOY REASONABLE PROCEDURES.) All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The Exchange Privilege is available only in states where the exchange may legally be made.

  IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.

  IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES" ABOVE.

  You may also exchange shares by mail by writing to Prudential Mutual Fund Services, Inc., Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS THE TELEPHONE EXCHANGE OF SHARES MAY BE DIFFICULT TO IMPLEMENT AND YOU SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES, INC., AT THE ADDRESS NOTED ABOVE.

  SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV (see "Alternative Purchase Plan -- Class A Shares -- Reduction and Waiver of Initial Sales Charges" above) and for shareholders who qualify to purchase Class Z shares (see "Alternative Purchase Plan -- Class Z Shares" above). Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise. Similarly, shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.

  Participants in any fee-based program for which the Fund is an available option will have their Class A shares, if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value. Similarly, participants in PSI's 401(k) Plan for which the Fund's Class Z shares is an available option and who wish to transfer their Class Z shares out of the PSI 401(k) Plan following separation from service (I.E., voluntary or involuntary termination of employment or retirement) will have their Class Z shares exchanged for Class A shares at net asset value.

  The Fund reserves the right to reject any exchange order including exchanges (and market timing transactions) which are of size and/or frequency engaged in by one or more accounts acting in concert or otherwise, that have or may have an adverse effect on the ability of the Subadviser to manage the portfolio. The determination that such exchanges or activity may have an adverse effect and the determination to reject any exchange order shall be in the discretion of the Manager and the Subadviser.

  The Exchange Privilege is not right and may be suspended, terminated or modified at any time.

SHAREHOLDER SERVICES

  In addition to the Exchange Privilege, as a shareholder of the Fund, you can take advantage of the following services and privileges:

    - AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT A SALES CHARGE. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Fund at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

    - AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP you may make regular purchases of the Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

    - TAX-DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

    - SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available to shareholders which provides for monthly or quarterly checks. Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares -- Contingent Deferred Sales Charges."

    - REPORTS TO SHAREHOLDERS. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Fund at One Seaport Plaza, New York, New York 10292. In addition, monthly unaudited financial data is available upon request from the Fund.

    - SHAREHOLDER INQUIRIES. Inquiries should be addressed to the Fund at One Seaport Plaza, New York, New York 10292, or by telephone at (800) 225-1852 (toll-free) or, from outside the U.S.A., at (908) 417-7555 (collect).

  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

                         DESCRIPTION OF SECURITY RATINGS

MOODY'S INVESTORS SERVICE
BOND RATINGS

  Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

  Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

  A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

  Baa: Bonds which are rated Baa are considered as medium-grade obligations, I.E., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

  Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

  B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

  Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa to B. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

  Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

  Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

  C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

SHORT-TERM DEBT RATINGS

  Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

  P-1: Issuers rated "Prime-1" or "P-1" (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations.

  P-2: Issuers rated "Prime-2" or "P-2" (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations.

STANDARD & POOR'S RATINGS GROUP
DEBT RATINGS

  AAA: Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

  AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

  A: Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

  BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

  BB, B, CCC, CC and C: Debt rated BB, B, CCC, CC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

COMMERCIAL PAPER RATINGS

  S&P's commercial paper ratings are current assessments of the likelihood of timely payment of debt considered short-term in the relevant market.

  A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

  A-2:  Capacity  for  timely  payment  on  issues  with  this  designation   is
satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

                        THE PRUDENTIAL MUTUAL FUND FAMILY

Prudential Mutual Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Funds at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.

       TAXABLE BOND FUNDS
 Prudential Diversified Bond Fund, Inc.
 Prudential Government Income Fund, Inc.
 Prudential Government Securities Trust
   Short-Intermediate Term Series
 Prudential High Yield Fund, Inc.
 Prudential Mortgage Income Fund, Inc.
 Prudential Structured Maturity Fund, Inc.
   Income Portfolio
 The BlackRock Government Income Trust

       TAX-EXEMPT BOND FUNDS
 Prudential California Municipal Fund
   California Series
   California Income Series
 Prudential Municipal Bond Fund
   High Yield Series
   Insured Series
   Intermediate Series
 Prudential Municipal Series Fund
   Florida Series
   Hawaii Income Series
   Maryland Series
   Massachusetts Series
   Michigan Series
   New Jersey Series
   New York Series
   North Carolina Series
   Ohio Series
   Pennsylvania Series
 Prudential National Municipals Fund, Inc.

       GLOBAL FUNDS
 Prudential Europe Growth Fund, Inc.
 Prudential Global Limited Maturity Fund, Inc.
   Limited Maturity Portfolio
 Prudential Global Genesis Fund, Inc.
 Prudential Intermediate Global Income Fund, Inc.
 Prudential Natural Resources Fund, Inc.
 Prudential Pacific Growth Fund, Inc.
 Prudential World Fund, Inc.
   Global Series
   International Stock Series
 The Global Government Plus Fund, Inc.
 The Global Total Return Fund, Inc.
 Global Utility Fund, Inc.

       EQUITY FUNDS
 Prudential Allocation Fund
   Balanced Portfolio
   Strategy Portfolio
 Prudential Distressed Securities Fund, Inc.
 Prudential Equity Fund, Inc.
 Prudential Equity Income Fund
 Prudential Jennison Series Fund, Inc.
   Prudential Jennison Growth Fund
   Prudential Jennison Growth & Income Fund
 Prudential Multi-Sector Fund, Inc.
 Prudential Small Companies Fund, Inc.
 Prudential Utility Fund, Inc.
 Nicholas-Applegate Fund, Inc.
   Nicholas-Applegate Growth Equity Fund

       MONEY MARKET FUNDS
 -TAXABLE MONEY MARKET FUNDS
 Prudential Government Securities Trust
   Money Market Series
   U.S. Treasury Money Market Series
 Prudential Special Money Market Fund, Inc.
   Money Market Series
 Prudential MoneyMart Assets, Inc.
 -TAX-FREE MONEY MARKET FUNDS
 Prudential Tax-Free Money Fund, Inc.
 Prudential California Municipal Fund
   California Money Market Series
 Prudential Municipal Series Fund
   Connecticut Money Market Series
   Massachusetts Money Market Series
   New Jersey Money Market Series
   New York Money Market Series

 -COMMAND FUNDS

 Command Money Fund
 Command Government Fund
 Command Tax-Free Fund

 -INSTITUTIONAL MONEY MARKET FUNDS

 Prudential Institutional Liquidity Portfolio, Inc.
   Institutional Money Market Series

     No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell, or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                -----------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
FUND HIGHLIGHTS...........................................................    2
  Risk Factors and Special Characteristics................................    2
FUND EXPENSES.............................................................    4
FINANCIAL HIGHLIGHTS......................................................    5
HOW THE FUND INVESTS......................................................   12
  Investment Objectives and Policies......................................   12
  Hedging and Return Enhancement Strategies...............................   18
  Other Investments and Policies..........................................   20
  Investment Restrictions.................................................   21
HOW THE FUND IS MANAGED...................................................   22
  Manager.................................................................   22
  Distributor.............................................................   23
  Portfolio Transactions..................................................   25
  Custodian and Transfer and Dividend Disbursing Agent....................   25
HOW THE FUND VALUES ITS SHARES............................................   25
HOW THE FUND CALCULATES PERFORMANCE.......................................   25
TAXES, DIVIDENDS AND DISTRIBUTIONS........................................   26
GENERAL INFORMATION.......................................................   28
  Description of Shares...................................................   28
  Additional Information..................................................   29
SHAREHOLDER GUIDE.........................................................   29
  How to Buy Shares of the Fund...........................................   29
  Alternative Purchase Plan...............................................   30
  How to Sell Your Shares.................................................   33
  Conversion Feature -- Class B Shares....................................   36
  How to Exchange Your Shares.............................................   37
  Shareholder Services....................................................   38
DESCRIPTION OF SECURITY RATINGS...........................................  A-1
THE PRUDENTIAL MUTUAL FUND FAMILY.........................................  B-1

                -----------------------------------------------------
      MF134A                                                             44414OE

                                 Balanced:  Class A:  74429R108
                                            Class B:  74429R207
                     CUSIP NOS.:            Class C:  74429R306
                                            Class Z:  74429R702
                                 Strategy:  Class A:  74429R405
                                            Class B:  74429R504
                                            Class C:  74429R603
                                            Class Z:  74429R801

Prudential
Allocation
Fund
---------------------------------------------------------------

Balanced Portfolio
Strategy Portfolio

PROSPECTUS
September 27, 1996

Prudential Mutual Funds (Logo)

                        PRUDENTIAL ALLOCATION FUND
                   SUPPLEMENT DATED NOVEMBER 14, 1996 TO
                    PROSPECTUS DATED SEPTEMBER 27, 1996

    THE FOLLOWING INFORMATION SUPPLEMENTS "SHAREHOLDER GUIDE -- HOW TO EXCHANGE YOUR SHARES."

    The Exchange Privilege is not a right and may be suspended, terminated or modified on 60 days' notice to shareholders.


MF 134C-1 (11/14/96)

                            PRUDENTIAL MUTUAL FUNDS
                       SUPPLEMENT DATED JANUARY 15, 1997

    The following information supplements the Prospectus of each of the Funds listed below.

SHAREHOLDER GUIDE

ALTERNATIVE PURCHASE PLAN

CLASS A SHARES--REDUCTION AND WAIVER OF INITIAL SALES CHARGES

    PRUARRAY AND SMARTPATH PLANS. Class A shares may be purchased at NAV by certain retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code, including pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 or 403(b)(7) of the Internal Revenue Code that participate in the Transfer Agent's PruArray and SmartPath Programs (benefit plan recordkeeping services)(hereafter referred to as a PruArray or SmartPath Plan); provided (i) that the plan has at least $1 million in existing assets or 250 eligible employees or participants. The term "existing assets" for this purpose includes stock issued by a PruArray or SmartPath Plan sponsor, shares of non-money market Prudential Mutual Funds and shares of certain unaffiliated non-money market mutual funds that participate in the PruArray or SmartPath Program (Participating Funds). "Existing assets" also include shares of money market funds acquired by exchange from a Participating Fund, monies invested in The Guaranteed Interest Account, a group annuity insurance product issued by Prudential, and units of The Stable Value Fund, an unaffiliated bank collective fund. Class A shares may also be purchased at NAV by plans that have monies invested in The Guaranteed Interest Account (GIA) and The Stable Value Fund (SVF), provided (i) the purchase is made with the proceeds of a redemption from either GIA or SVF and (ii) Class A shares are an investment option of the plan.

    PRUARRAY ASSOCIATION BENEFIT PLANS. Class A shares are also offered at net asset value to Benefit Plans or non-qualified plans sponsored by employers which are members of a common trade, professional or membership association (Association) that participate in the PruArray Program provided that the Association enters into a written agreement with Prudential. Such Benefit Plans or non-qualified plans may purchase Class A shares at net asset value without regard to the assets or number of participants in the individual employer's qualified Plan(s) or non-qualified plans so long as the employers in the Association (i) have retirement plan assets in the aggregate of at least $1 million or 250 participants in the aggregate and (ii) maintain their accounts with the Fund's transfer agent.

    PRUARRAY SAVINGS PROGRAM. Class A shares are also offered at net asset value to employees of companies that enter into a written agreement with Prudential Retirement Services to participate in the PruArray Savings Program. Under this Program, a limited number of Prudential Mutual Funds are available for purchase at net asset value by Individual Retirement Accounts and Savings Accumulation Plans of the company's employees. The Program is available only to
(i) employees who open an IRA or Savings Accumulation Plan account with the Fund's transfer agent and (ii) spouses of employees who open an IRA account with the Fund's transfer agent. The program is offered to companies that have at least 250 eligible employees.

    SPECIAL RULES APPLICABLE TO RETIREMENT PLANS. After a Benefit Plan or PruArray Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

    OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers and current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund), (b) employees of Prudential Securities and PMF and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees of subadvisers of the Prudential Mutual Funds provided that purchases at NAV are permitted by such person's employer, (d) Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries,
(e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer and (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities or, within one year in the case of Benefit Plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase. You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares purchased upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares -- Reduction and Waiver of Initial Sales Charges -- Class A Shares" in the Statement of Additional Information.

HOW TO SELL YOUR SHARES

    In the case of redemptions from a PruArray or SmartPath Plan, if the proceeds of the redemption are invested in another investment option of the plan, in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

    Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

NAME OF FUND                                              DATE OF PROSPECTUS
--------------------------------------------------------  ----------------------
The BlackRock Government Income Trust                     August 29, 1996
Global Utility Fund, Inc.                                 November 29, 1996
Nicholas-Applegate Fund, Inc.                             March 4, 1996
Prudential Allocation Fund                                September 27, 1996
Prudential Distressed Securities Fund, Inc.               March 25, 1996
Prudential Diversified Bond Fund, Inc.                    April 26, 1996
Prudential Dryden Fund
    Active Balanced Fund                                  November 29, 1996
Prudential Emerging Growth Fund, Inc.                     November 18, 1996
Prudential Equity Fund, Inc.                              March 1, 1996
Prudential Equity Income Fund                             December 30, 1996
Prudential Europe Growth Fund, Inc.                       July 2, 1996
Prudential Global Genesis Fund, Inc.                      July 30, 1996

NAME OF FUND                                              DATE OF PROSPECTUS
--------------------------------------------------------  ----------------------
Prudential Global Limited Maturity Fund, Inc.             December 30, 1996
Prudential Government Income Fund, Inc.                   April 30, 1996
Prudential High Yield Fund, Inc.                          March 1, 1996
Prudential Intermediate Global Income Fund, Inc.          March 1, 1996
Prudential Mortgage Income Fund, Inc.                     April 29, 1996
Prudential Multi-Sector Fund, Inc.                        June 28, 1996
Prudential Natural Resources Fund, Inc.                   July 30, 1996
Prudential Small Companies Fund, Inc.                     November 29, 1996
Prudential Structured Maturity Fund, Inc.                 March 1, 1996
Prudential Utility Fund, Inc.                             March 1, 1996
Prudential World Fund, Inc.
    Global Series                                         January 2, 1996
    International Stock Series                            September 18, 1996
The Global Government Plus Fund, Inc.                     January 15, 1996
The Global Total Return Fund, Inc.                        January 15, 1996



MF970C-2                               3

                           PRUDENTIAL ALLOCATION FUND
                              (STRATEGY PORTFOLIO)
                       SUPPLEMENT DATED FEBRUARY 24, 1997
                     TO PROSPECTUS DATED SEPTEMBER 27, 1996

    The Board of Trustees of Prudential Allocation Fund (the Fund) has recently approved a proposal to exchange the assets and liabilities of the Strategy Portfolio for shares of the Balanced Portfolio of the Fund (Balanced Portfolio), after which the single series fund will change its name to Prudential Balanced Fund. Class A, Class B, Class C and Class Z shares of the Strategy Portfolio would be exchanged at net asset value for respective Class A, Class B, Class C and Class Z shares of equivalent value of the Balanced Portfolio.

    The transfer is subject to approval by the shareholders of the Strategy Portfolio. It is anticipated that a proxy statement/prospectus relating to the transaction will be mailed to the Strategy Portfolio's shareholders in late April 1997.

    Under the terms of the proposal, shareholders of the Strategy Portfolio would become shareholders of the Balanced Portfolio. No sales charges would be imposed on the proposed transfer. The Fund anticipates obtaining an opinion of its counsel that no gain or loss for federal income tax purposes would be recognized by shareholders of the Portfolios as a result of the proposed transaction.

    EFFECTIVE IMMEDIATELY, THE STRATEGY PORTFOLIO WILL NO LONGER ACCEPT ORDERS TO PURCHASE OR EXCHANGE INTO ITS SHARES OF ANY CLASS, EXCEPT FOR PURCHASES BY CERTAIN RETIREMENT AND EMPLOYEE PLANS (EXCLUDING IRA ACCOUNTS). Existing shareholders may continue to acquire shares through dividend reinvestment. The current exchange privilege of obtaining shares of other Prudential Mutual Funds and the current redemption rights will remain in effect until the transaction is consummated.

    The Balanced Portfolio's investment objective is to achieve a high total investment return consistent with moderate risk. Gregory P. Goldberg, managing director and portfolio manager of Prudential Investments, a business group of The Prudential Investment Corporation, is the portfolio manager of both the Strategy Portfolio and the Balanced Portfolio.


MF134C-2 (2/24/97)

                            PRUDENTIAL MUTUAL FUNDS
                         SUPPLEMENT DATED MARCH 1, 1997

    The following information supplements the Prospectus of each of the Funds listed below.

SHAREHOLDER GUIDE--HOW TO SELL YOUR SHARES

CONTINGENT DEFERRED SALES CHARGES

    WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES

    SYSTEMATIC WITHDRAWAL PLAN. The contingent deferred sales charge (CDSC) will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to CDSC may be redeemed without charge.

    WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS C SHARES
              (NON-MUNICIPAL FUNDS ONLY)

    PRUARRAY OR SMARTPATH PLANS. The CDSC will be waived on redemptions from certain qualified and non-qualified retirement and deferred compensation plans that participate in the Transfer Agent's PruArray and SmartPath Programs, provided that the investment options of the plan include shares of Prudential Mutual Funds and shares of non-affiliated mutual funds.

    Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

NAME OF FUND                                         DATE OF PROSPECTUS
---------------------------------------------------  ----------------------
The BlackRock Government Income Trust                August 29, 1996
Global Utility Fund, Inc.                            November 29, 1996
Prudential Allocation Fund                           September 27, 1996
Prudential California Municipal Fund
    (California Series)                              November 1, 1996
    (California Income Series)                       November 1, 1996
Prudential Distressed Securities Fund, Inc.          January 29, 1997
Prudential Dryden Fund
    Active Balanced Fund                             November 29, 1996
Prudential Emerging Growth Fund, Inc.                November 18, 1996
Prudential Equity Income Fund                        December 30, 1996
Prudential Europe Growth Fund, Inc.                  July 2, 1996
Prudential Global Genesis Fund, Inc.                 July 30, 1996
Prudential Global Limited Maturity Fund, Inc.        December 30, 1996
Prudential Government Income Fund, Inc.              April 30, 1996
Prudential Jennison Series Fund, Inc.                January 13, 1997
Prudential Multi-Sector Fund, Inc.                   June 28, 1996
Prudential Municipal Bond Fund                       June 28, 1996
Prudential Municipal Series Fund
    (Non-money market series)                        November 1, 1996
Prudential Natural Resources Fund, Inc.              July 30, 1996
Prudential Pacific Growth Fund, Inc.                 January 7, 1997
Prudential Small Companies Fund, Inc.                January 24, 1997
Prudential World Fund, Inc.                          January 16, 1997

MF 970 C-4

                             PRUDENTIAL MUTUAL FUNDS
                         Supplement dated March 17, 1997

     The following information supplements the Prospectus of each of the Funds listed below:

                                SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND--CLASS Z SHARES

     Class Z shares are currently available for purchase by the following categories of investors: (i) pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code, deferred compensation plans and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code, and non-qualified plans for which the Fund is an available option (collectively, Benefit Plans), provided that such Benefit Plans (in combination with other plans sponsored by the same employer or group of related employers) have at least $50 million in defined contribution assets;
(ii) participants in any fee-based program or trust program sponsored by Prudential Securities Incorporated (Prudential Securities), The Prudential Savings Bank, F.S.B. (or any affiliate) which includes mutual funds as investment options and for which the Fund is an available option; (iii) certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by The Prudential Insurance Company of America (Prudential) for whom Class Z shares of the Prudential Mutual Funds are an available investment option; (iv) Benefit Plans for which Prudential Retirement Services serves as record keeper and as of September 20, 1996, (a) were Class Z shareholders of the Prudential Mutual Funds, or (b) executed a letter of intent to purchase Class Z shares of the Prudential Mutual Funds; (v) the Prudential Securities Cash Balance Pension Plan, an employee defined benefit plan sponsored by Prudential Securities (only applicable to Prudential Equity Income Fund, Prudential Europe Growth Fund, Inc. and Prudential Pacific Growth Fund, Inc.); (vi) current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund); and
(vii) employees of Prudential and/or Prudential Securities who participate in a Prudential-sponsored employee savings plan.

     Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.


NAME OF FUND                                                DATE OF PROSPECTUS
------------                                                ------------------

The Global Government Plus Fund, Inc.                       February 28, 1997
The Global Total Return Fund, Inc.                          February 28, 1997
Global Utility Fund, Inc.                                   November 29, 1996
Nicholas-Applegate Fund, Inc.                               March 4, 1997
  Nicholas-Applegate Growth Equity Fund
Prudential Allocation Fund                                  September 27, 1996
Prudential California Municipal Fund
  California Series                                         November 1, 1996
  California Series                                         September 12, 1996
Prudential Diversified Bond Fund, Inc.                      April 26, 1996
Prudential Dryden Fund                                      November 29, 1996
Prudential Emerging Growth Fund, Inc.                       November 18, 1996
Prudential Equity Fund, Inc.                                March 5, 1997
Prudential Equity Income Fund                               December 30, 1996

NAME OF FUND                                                DATE OF PROSPECTUS
------------                                                ------------------

Prudential Europe Growth Fund, Inc.                         July 2, 1996
                                                              as supplemented
                                                              September 12, 1996
Prudential Global Genesis Fund, Inc.                        September 12, 1996
Prudential Global Limited Maturity Fund, Inc.               December 30, 1996
  Limited Maturity Portfolio
Prudential Government Income Fund, Inc.                     April 30, 1996
                                                              as supplemented
                                                              September 12, 1996
Prudential Government Securities Trust
  Money Market Series                                       February 3, 1997
  Short-Intermediate Term Series                            February 3, 1997
  U.S. Treasury Money Market Series                         February 3, 1997
Prudential High Yield Fund, Inc.                            March 6, 1997
Prudential Intermediate Global Income Fund, Inc.            February 28, 1997
Prudential Jennison Series Fund, Inc.                       January 13, 1997
  Prudential Jennison Growth Fund
  Prudential Jennison Growth & Income Fund
Prudential MoneyMart Assets, Inc.                           February 28, 1997
Prudential Mortgage Income Fund, Inc.                       March 5, 1997
Prudential Multi-Sector Fund, Inc.                          June 28, 1996
                                                              as supplemented on
                                                              September 12, 1996
Prudential Municipal Bond Fund                              September 12, 1996
  High Yield Series
  Insured Series
  Intermediate Series
Prudential Municipal Series Fund
  Florida Series                                            November 1, 1996
  Massachusetts Series                                      December 2, 1996
  New Jersey Series                                         November 1, 1996
  New York Series                                           November 1, 1996
Prudential Natural Resources Fund, Inc.                     September 12, 1996
Prudential Pacific Growth Fund, Inc.                        January 7, 1997
Prudential Small Companies Fund, Inc.                       January 24, 1997
Prudential Structured Maturity Fund, Inc.                   March 3, 1997
Prudential Utility Fund, Inc.                               March 5, 1997
Prudential World Fund                                       January 16, 1997
  Global Series
  International Series


MF970C-5 (3/17/97)

                             PRUDENTIAL MUTUAL FUNDS
                         Supplement dated March 31, 1997

     The following information supplements the Prospectus of each of the Funds listed below:

SHAREHOLDER GUIDE

ALTERNATIVE PURCHASE PLAN

CLASS A SHARES
     (NON-MUNICIPAL FUNDS ONLY)

     REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Effective April 1, 1997, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by investors in Individual Retirement Accounts, PROVIDED the purchase is made with the proceeds from a tax-free rollover of assets from a Benefit Plan for which Prudential Investments serves as the recordkeeper or administrator.

     You must notify the Transfer Agent either directly or through your dealer that you are entitled to the waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement.

HOW TO SELL YOUR SHARES

CONTINGENT DEFERRED SALES CHARGES

     WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS B SHARES

     SYSTEMATIC WITHDRAWAL PLAN. The contingent deferred sales charge (CDSC) will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually, on the earlier of March 1, 1997 or the anniversary date of your purchase. The CDSC will be waived (or reduced) on redemptions until this threshold 12% amount is reached.

     WAIVER OF CONTINGENT DEFERRED SALES CHARGES--CLASS C SHARES
          (NON-MUNICIPAL FUNDS ONLY)

     PRUARRAY OR SMARTPATH PLANS. The CDSC will be waived on the following redemptions from qualified and non-qualified retirement and deferred compensation plans that participate in the Transfer Agent's PruArray and SmartPath Programs: (i) redemptions from a 403(b) or 457 plan; and (ii) redemptions from a qualified or non-qualified plan, provided that the investment options of the plan include shares of Prudential Mutual Funds and shares of non-affiliated mutual funds.

     Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

NAME OF FUND                                                DATE OF PROSPECTUS
------------                                                ------------------

The BlackRock Government Income Trust                       August 29, 1996
The Global Government Plus Fund, Inc.                       February 28, 1997
The Global Total Return Fund, Inc.                          February 28, 1997
Global Utility Fund, Inc.                                   November 29, 1996
Nicholas-Applegate Fund, Inc.                               March 4, 1997
Prudential Allocation Fund                                  September 27, 1996

NAME OF FUND                                                DATE OF PROSPECTUS
------------                                                ------------------

Prudential California Municipal Fund
  (California Series)                                       November 1, 1996
  (California Income Series)                                November 1, 1996
Prudential Distressed Securities Fund, Inc.                 January 29, 1997
Prudential Diversified Bond Fund, Inc.                      April 26, 1996
Prudential Dryden Fund
  Active Balanced Fund                                      November 29, 1996
Prudential Emerging Growth Fund, Inc.                       November 18, 1996
Prudential Equity Fund, Inc.                                March 5, 1997
Prudential Equity Income Fund                               December 30, 1996
Prudential Europe Growth Fund, Inc.                         July 2, 1996
Prudential Global Genesis Fund, Inc.                        July 30, 1996
Prudential Global Limited Maturity Fund, Inc.               December 30, 1996
Prudential Government Income Fund, Inc.                     April 30, 1996
Prudential High Yield Fund, Inc.                            March 6, 1997
Prudential Intermediate Global Income Fund, Inc.            February 28, 1997
Prudential Jennison Series Fund, Inc.                       January 13, 1997
Prudential Mortgage Income Fund, Inc.                       March 5, 1997
Prudential Multi-Sector Fund, Inc.                          June 28, 1996
Prudential Municipal Bond Fund                              June 28, 1996
Prudential Municipal Series Fund
  (Non-money market series)                                 November 1, 1996
Prudential National Municipals Fund, Inc.                   March 6, 1997
Prudential Natural Resources Fund, Inc.                     July 30, 1996
Prudential Pacific Growth Fund, Inc.                        January 7, 1997
Prudential Small Companies Fund, Inc.                       January 24, 1997
Prudential Structured Maturity Fund, Inc.                   March 3, 1997
Prudential Utility Fund, Inc.                               March 5, 1997
Prudential World Fund, Inc.                                 January 16, 1997